UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                          Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Brandywine Realty Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SCHUYLKILL YARDS

2022 PROXY STATEMENT

QUALITY | INNOVATION | INTEGRITY | COMMUNITY

Notice of Annual Meeting of Shareholders

To our Shareholders:

We cordially invite you to attend the 2022 Annual Meeting of Shareholders of Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”). This year we have adopted a hybrid format for the annual meeting which will include an in-person meeting that will simultaneously be transmitted via a virtual meeting platform to provide a consistent and convenient experience to all shareholders regardless of location. The in-person meeting will be held at The Logan Hotel, One Logan Square, Philadelphia, Pennsylvania 19103. If you cannot or do not wish to attend the meeting in person, the annual meeting can be accessed via a live webcast at www.virtualshareholdermeeting.com/BDN2022. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. You may also submit questions in advance of the annual meeting by visiting www.proxyvote.com. We will respond to as many inquiries at the annual meeting as time allows. Prior to the annual meeting you will be able to authorize a proxy to vote your shares at www.proxyvote.com on the matters submitted for shareholder approval at the annual meeting, and we encourage you to do so.

If you plan to attend the annual meeting online, you will need the 16-digit control number included in your Notice of Internet Availability, on your proxy card or on the instructions that accompany your proxy materials. The annual meeting will begin promptly at 10:00 a.m. (Eastern Time). Online check-in will begin at 9:30 a.m. (Eastern Time), and you should allow ample time for the online check-in procedures.

Because of concerns and developments relating to the COVID-19 pandemic, we are planning for the possibility that the annual meeting may be held solely virtually. If we cancel the in-person option for attendance at the annual meeting, we will announce the decision in advance of the meeting, and any additional details on how to access, participate in and vote at the meeting online will be set forth in a press release issued by us and available at brandywinerealty.com. We encourage you to check this website prior to the meeting.

At the annual meeting, shareholders as of the close of business on the record date will be asked to consider and vote upon the following matters, as more fully described in the Proxy Statement:

1.

To consider and vote upon the election of seven persons to the Board of Trustees of the Company, each to serve for a term expiring at the 2023 annual meeting of shareholders and until his or her successor is duly elected and qualified.

2.	To consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for calendar year 2022.

3.	To consider and vote upon the approval of a non-binding, advisory resolution on executive compensation.

4.	To transact such other business as may properly come before the meeting and at any postponement or adjournment of the meeting.

YOUR VOTE IS IMPORTANT TO US. Whether or not you plan to attend the 2022 annual meeting in person or virtually, please authorize a proxy to vote your shares as soon as possible to ensure that your shares will be represented at the annual meeting.

By Order of the Board of Trustees

Shawn Neuman, Senior Vice President, General Counsel and Secretary

March 31, 2022

2929 Arch Street, Suite 1800 | Philadelphia, Pennsylvania 19104 | (610) 325-5600

Proxy Statement for the

Annual Meeting of Shareholders

To be held on May 18, 2022

The Annual Meeting of Shareholders of Brandywine Realty Trust (“Brandywine,” “we,” “us,” “our” or the “Company”) will be held on Wednesday, May 18, 2022 at 10:00 a.m., Eastern Time. This year we have adopted a hybrid format for the annual meeting which will include an in-person meeting that will simultaneously be transmitted via a virtual meeting platform to provide a consistent and convenient experience to all shareholders regardless of location. The in-person meeting will be held at The Logan Hotel, One Logan Square, Philadelphia, Pennsylvania 19103. If you cannot or do not wish to attend the meeting in person, the annual meeting can be accessed via a live webcast at www.virtualshareholdermeeting.com/BDN2022. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting.

At our annual meeting, we will ask you:

1.

To consider and vote upon the election of seven persons to our Board of Trustees, each to serve for a term expiring at the 2023 annual meeting of shareholders and until his or her successor is duly elected and qualified.

2.	To consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2022.

3.	To consider and vote upon the approval of a non-binding, advisory resolution on executive compensation.

4.	To transact such other business as may properly come before the meeting and at any postponement or adjournment of the meeting.

Only holders of record of our common shares of beneficial interest, par value $0.01 per share, as of the close of business on March 22, 2022 are entitled to notice of and to vote at the annual meeting or at any postponement or adjournment of the meeting.

Our Board of Trustees knows of no other business that will be presented for consideration at the annual meeting. If any other matter should be properly presented at the annual meeting or any postponement or adjournment of the annual meeting for action by the shareholders, the persons named in the proxy card will vote the proxy in accordance with their discretion on such matter.

On or about March 31, 2022, we mailed a Notice of Internet Availability of Proxy Materials to shareholders. This proxy statement and the form of proxy are first being furnished to shareholders on or about March 31, 2022.

Important Notice Regarding Internet Availability of Proxy Materials

We are pleased to take advantage of the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this e-proxy process will expedite shareholders’ receipt of proxy materials, lower the costs and reduce the environmental impact of our 2022 annual meeting of shareholders. We will send a full set of proxy materials or a “Notice of Internet Availability” of Proxy Materials on or about March 31, 2022 and provide access to our proxy materials over the Internet, beginning on March 31, 2022, for the holders of record and beneficial owners of our common shares as of the close of business on the record date. The Notice of Internet Availability instructs you on how to access and review the Proxy Statement and our annual report, and how to authorize a proxy to vote your shares over the Internet.

Instead of receiving paper copies of future annual reports and proxy statements in the mail, you may elect to receive an e-mail that will provide an electronic link to these documents. Choosing to receive your proxy materials online will save us the cost of producing and mailing documents to you. With electronic delivery, we will notify you by e-mail as soon as the annual report and proxy statement are available on the Internet, and you may easily submit your shareholder votes online. If you are a shareholder of record, you may enroll in the electronic delivery service at the time you vote by selecting electronic delivery if you vote on the Internet, or at any time in the future by going directly to www.proxyvote.com, selecting the “request copy” option, and following the enrollment instructions.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholders Meeting to be Held on May 18, 2022

This proxy statement, the form of proxy and our 2021 annual report to shareholders are available at www.proxyvote.com.

BRANDYWINE REALTY TRUST

Business Highlights1

[1]

Please see “Compensation Discussion - Analysis Discussion” later in this proxy statement and Appendix A to this proxy statement for a discussion of non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures.

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2022 PROXY STATEMENT

Development Highlights

Completed

405 Colorado, Austin, TX

Completed: July 2021

welcome.

Redevelopment of 3000 Market Street, Philadelphia, PA

Completed: October 2021

B.Labs, a life science incubator space at Cira Centre, Philadelphia, PA

Completed: December 2021
Opened: January 2022

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BRANDYWINE REALTY TRUST

In Progress

Schuylkill Yards West Tower at 3025 JFK, Philadelphia, PA

Commenced: February 2021

Redevelopment of 250 King of Prussia Road, Radnor, PA

Commenced: June 2021

One Uptown at Uptown ATX, Austin, TX

Commenced: November 2021

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2022 PROXY STATEMENT

Environmental, Social and

Governance Snapshot

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BRANDYWINE REALTY TRUST

Our portfolio reflects our commitment to sustainability and our focus on certified buildings that prioritize the health and wellbeing of employees, tenants, residents and visitors. From conception, we factor energy performance into each phase of the building’s life cycle, from energy modeling during design and development, to commissioning and smart operations and maintenance practices to ensure that results are achieved. We understand that our developments will have a lasting impact on their surrounding communities, so we focus on sustainable community development by taking advantage of existing transit infrastructure and proximity to vibrant nearby amenities.

Office Building Operations

Our operations team continually evaluates the impact our properties have on the environment by utilizing building data to implement improvements, increase efficiencies, and create new standards to drive economies in system performance. To that end, Brandywine owns and/or manages over 12.4 million square feet of green certified space with more than 42% of its core portfolio as ENERGY STAR certified in 2021.

Green Leasing: As a recognized “Green Lease Leader Gold” by the U.S. Department of Energy and the Institute for Market Transformation, Brandywine incorporates key sustainability language into our leases, covering issues such as chemical use, indoor air quality, energy efficiency, water efficiency, recycling, and other strategies to drive shared cost savings that benefit both tenant and landlord.

Healthy Building Highlights: UL Verified Healthy Building Certifications were achieved for Cira Centre in Philadelphia, and One Rodney, the first and only building in Wilmington, Delaware, to receive this certification to date. Fitwel Certifications have been achieved for 7.5 million square feet, including Cira Square in Philadelphia and 1676 International, the first Fitwel 2 certified Multi-tenant building in the state of Virginia. WELL Building Certification was achieved at our FMC Tower building at Cira Centre South in Philadelphia, earning the first Bronze level certification and the first v2 project certification in the U.S. All new construction is designed to leading healthy building standards including WELL and Fitwel, with an emphasis on indoor air quality, enhanced filtration, optimal humidity levels, and access to ample natural light and dynamic outdoor spaces.

The Power of Partnerships

Our Vendors: Our vendors are our partners in providing best-in-class work environments. The Brandywine team found creative ways to keep our vendors working throughout the pandemic with win-win outcomes. These efforts included, but were not limited to:

Shifting assignments to take advantage of making building improvements during lower occupancy months

Providing online training opportunities for vendors that needed to work from home due to childcare responsibilities or high-risk health vulnerabilities

Through our employee-driven GoFundMe campaign, providing monetary support to our vendors who were laid off or furloughed during the pandemic

Supporting our vendors’ right to collective bargaining and working directly with BOMA’s Building Operators Labor Relations, Inc. (BOLR) to help ensure a successful contract settlement outcome

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2022 PROXY STATEMENT

Corporate Social Responsibility

At Brandywine, we believe the value in what we do, lies in the difference we can make. As such, we are committed to being good neighbors and corporate citizens in the communities in which we live and work.

Inclusive Development

Brandywine has committed to providing 50% of any affordable units required by City of Austin provisions as on-site units for the entire Uptown ATX development. In addition, at One Uptown, we are providing 100% of its affordable housing obligations on-site.

In collaboration with a wide range of partners, Brandywine introduced an unprecedented Neighborhood Engagement Initiative as part of Schuylkill Yards, totaling a $16+ million commitment to the surrounding community. Programs include:

Grow Philadelphia Capital Fund: through a partnership with The Enterprise Center, a non-profit lender and small business technical assistance provider, we created this fund to provide low-cost capital with an interest rate of 1% directly to Philadelphia Minority Enterprises to accelerate growth, enhance employment opportunities, and drive economic development in the community. To date, we have made $786,912 in low-interest loans available to struggling small, local, and minority-owned businesses.

Construction Apprenticeship Preparatory Program: we sponsor the Construction Apprenticeship Preparatory Program (CAPP), a 15-week classroom-based curriculum designed to prepare candidates for the required entrance exams and interview process for the skilled building trade unions. Participants who pass an apprentice exam are provided mentorship and offered employment on our projects. To date, 57 individuals have been placed in Union jobs.

Local Sourcing Initiative: to assist in creating new procurement channels for West Philadelphia businesses, we make introductions between local businesses and our tenants, and fund a 10% discount for all tenants on their first purchase of goods or services from a West Philadelphia vendor.

CDC Co-Development: we are hiring a Community Development Corporation (CDC) for each Schuylkill Yards project, allowing the CDCs to earn revenue and build capacity for their staff, to ultimately better execute projects that enhance their community-serving mission.

Community Fund: we committed to contribute a $9.3 million grant to a Community Fund managed by a consortium of local community groups, which will provide capital for affordable housing and preservation initiatives, additional small business and employment programs, community capacity building, and educational support for local public schools.

Philanthropy

Since our inception, Brandywine has partnered with an array of organizations to provide donations, funding and personnel to support the causes and advocacy that are important to both our company and our employees. Highlights of this focus include:

Brandywine provides each employee with the opportunity to utilize 3 days of paid Volunteer Time Off each year to give back to nonprofit organizations of their choice.

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BRANDYWINE REALTY TRUST

Our annual Day of Caring allows Brandywine employees to support their local communities by sharing their time, talent, and dollars.

Through our Matching Gift Program, Brandywine supports charitable organizations by matching a donation to certain qualifying non-profit organizations to which our employees contribute, including organizations such as the American Heart Association, Alzheimer’s Association, The Leukemia & Lymphoma Society, and Habitat for Humanity.

In our Philadelphia office buildings, our management teams have partnered with eWaste and PAR Recycling-companies that specifically employ formerly-incarcerated individuals as a true “second chance.”

Employee Engagement

Our employees are our greatest assets. Their commitment to excellence in their everyday encounters helps us to foster a collaborative atmosphere where internal partnerships belay creativity and inspiration. As a company, we seek to embody the best practices for team cohesiveness, and do so by promoting diversity and inclusion throughout every level of the organization.

As part of our employee training and professional development program, Brandywine employees are given the tools they need to successfully execute our mission, while simultaneously fostering career growth. In 2021, 100% of employees received professional training, which equates to approximately 2,700 hours, and 75% of employees received ESG-specific training. To facilitate important conversations and connections between employees, we have three Affinity Teams that focus on stewarding opportunities to build leadership, promote employee engagement, and increase career success: GROW (Growth in Relationships & Opportunity for Women), Young Professionals, and Diversity, Inclusion and Belonging.

To encourage a culture of open dialogue and provide employees with the tools to align their career development with their goals, we perform annual performance reviews that give employees an opportunity to garner formal feedback from their managers and set objectives for career growth.

Through our Cristo Rey partnership, Brandywine sponsors high school student internships and summer work programs.

To emphasize the importance of continuous learning, Brandywine offers a tuition reimbursement program to all employees.

Corporate Governance

Strong corporate governance encourages accountability and transparency, as it promotes the long-term interests of shareowners, strengthens Board and Management accountability, and helps build public trust in the company.

Our commitment to good corporate governance has enabled us to maintain our industry-leading ISS Governance Quality Score of 1 again in 2021 - representing the highest governance rating that can be received from ISS. In addition, Brandywine continues to maintain an A Rating from MSCI ESG Research LLC.

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2022 PROXY STATEMENT

The below list of practices highlights our alignment with good corporate governance;

Board Structure

All Trustees are independent other than our President and CEO

Separate Board Chair and Chief Executive Officer

Trustees are elected annually

Robust role for Lead Independent Trustee, who chairs the Board

Open communication and effective working relationships among Trustees with regular access to management

Active year-round shareholder outreach and engagement

Majority voting in uncontested elections

Resignation policy for any Trustee who does not receive majority support

Robust trustee and officer share ownership requirements

Anti-hedging policy and anti-pledging policy by trustees and executive officers
Regular executive sessions of independent Trustees

Two Audit Committee members are “audit committee financial experts”

Risk oversight by full Board and Committees

Annual Board and Committee self-assessment

Express Board diversity commitment in Corporate Governance Principles

Trustee succession planning and Board refreshment with:

Chair of the Board and Lead Independent Trustee transition effective at the annual meeting

Committee membership and committee chair rotation effective at the annual meeting and

Two of our seven Trustee nominees have tenures of five years or fewer

Shareholder Rights

Proxy access provisions in our Bylaws

No poison pill

Shareholders have the right to call a special meeting

As a Maryland REIT, we have opted out of the Maryland Unsolicited Takeover Act (MUTA) and the Maryland Business Combination Act

Simple majority vote requirement for mergers requiring a shareholder vote

Our shareholders have the power to amend our Bylaws

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BRANDYWINE REALTY TRUST

DREXEL UNIVER
Schuylkill Yards
Drexel UNIVERSITY
brandywine
Schuylkill Yards
brandywine
Drexel UNIVERSITY

We broke ground on 3025 JFK – the first vertical development at our Schuylkill Yards master planned development site in University City, Philadelphia – which will rise to **371 feet at completion with 570,000 SF** of true mixed-use space.

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2022 PROXY STATEMENT

Information about the Meeting and Voting

How Can I Participate in the Annual Meeting?

This year we have adopted a hybrid format for the annual meeting which will include an in-person meeting that will simultaneously be transmitted via a virtual meeting platform to provide a consistent and convenient experience to all shareholders regardless of location. If you cannot or do not wish to attend the meeting in person, the annual meeting can be accessed via a live webcast at www.virtualshareholdermeeting.com/BDN2022. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting.

If you plan to attend the annual meeting online, you will need the 16-digit control number included in your Notice of Internet Availability, on your proxy card or on the instructions that accompany your proxy materials. The annual meeting will begin promptly at 10:00 a.m. (Eastern Time). Online check-in will begin at 9:30 a.m. (Eastern Time), and you should allow ample time for the online check-in procedures.

What Am I Voting on?

Our Board of Trustees is soliciting your vote for:

The election of seven Trustees, each to serve for a term expiring at the 2023 annual meeting of shareholders and until his or her successor is duly elected and qualified. Each of the seven individuals nominated for election is currently serving on our Board.

Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2022.

Approval of a non-binding, advisory resolution on executive compensation.

If any other matter should be properly presented at the annual meeting or any postponement or adjournment of the meeting for action by the shareholders, the persons named in the proxy card will vote the proxy in accordance with his or her discretion on such matter.

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BRANDYWINE REALTY TRUST

What Are the Board’s Recommendations?

Our Board recommends that you vote:

FOR the election to the Board of each of the seven nominees identified in this proxy statement, with each to serve as a Trustee for a term expiring at the 2023 annual meeting of shareholders and until his or her successor is duly elected and qualified.

FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2022.

FOR the approval of a non-binding, advisory resolution on executive compensation.

Who Is Entitled to Vote?

Holders of common shares of beneficial interest, par value $0.01 per share, or common shares, of record as of the close of business on March 22, 2022 are entitled to notice of and to vote at the annual meeting. Common shares may be voted only if the shares are represented by proxy or in person by the record holder attending the annual meeting either in person or via webcast. As of the record date, 171,383,912 common shares were issued and outstanding and entitled to vote.

How Do I Vote?

Shareholders of Record

If you are a shareholder of record, there are several ways for you to vote your common shares at the annual meeting:

Voting by Internet

You may vote your shares through the Internet by signing on to the website identified on the proxy card and following the procedures described on the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to authorize a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card.

Voting by Mail

If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted:

1.  FOR the election to our Board of each of the seven nominees identified in this proxy statement, with each to serve as a Trustee for a term expiring at the 2023 annual meeting of shareholders and until his or her successor is duly elected and qualified;

2.  FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2022; and

3.  FOR the approval of a non-binding, advisory resolution on our executive compensation.

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2022 PROXY STATEMENT

Voting by Telephone

You may vote your shares by telephone by calling toll-free 1-800-690-6903. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to authorize a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

In Person Attendance	You may vote your shares in person at the annual meeting. Even if you plan to attend the meeting in person, we recommend that you submit your proxy card or voting instructions, or vote by telephone or the Internet by the deadline so that your vote will be counted even if you later decide not to attend the meeting.

Live Webcast Attendance

The annual meeting will be a “hybrid” meeting of shareholders and you may vote virtually at the annual meeting. Even if you plan to attend the meeting via live webcast, we recommend that you submit your proxy card or voting instructions, or vote by telephone or the Internet by the deadline so that your vote will be counted even if you later decide not to attend the meeting via the live webcast.

Beneficial Owners

If you are a shareholder whose shares are held in “street name” (i.e., in the name of a broker or other custodian), you may vote the shares at the annual meeting only if you obtain a legal proxy from the broker or other custodian giving you the right to vote the shares. Alternatively, you may have your shares voted at the meeting by following the voting instructions provided to you by your broker or custodian. Although most brokers offer voting by mail, telephone and via the Internet, availability and specific procedures will depend on their voting arrangements. If you do not provide voting instructions to your broker or other custodian, your shares are referred to as “uninstructed shares.” Under rules of the New York Stock Exchange, your broker or other custodian does not have discretion to vote uninstructed shares on non-routine matters, such as Proposals 1 and 3. Your broker or other custodian does have discretion to vote your shares on Proposal 2.

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BRANDYWINE REALTY TRUST

How May I Revoke or Change My Vote

You may revoke your proxy at any time before it is voted at the Meeting by any of the following methods:

Submitting a later-dated proxy by mail, over the telephone by calling toll-free 1-800-690-6903 or through the Internet by signing on to the website identified on the proxy card.

Sending a written notice, including by telecopy to 610-832-4919, to our Secretary. You must send any written notice of a revocation of a proxy so as to be delivered before the closing of the vote at the annual meeting to:

Brandywine Realty Trust 2929 Arch Street, Suite 1800 Philadelphia, Pennsylvania 19104 Attention: Shawn Neuman, Senior Vice President, General Counsel and Secretary

Attending the annual meeting in person or via webcast and voting your shares. Your attendance at the meeting will not in and of itself revoke any previously delivered proxy. You must also vote your shares at the meeting.

What Constitutes a Quorum?

The holders of a majority of the outstanding common shares entitled to vote at the annual meeting must be present in person via attendance in person, by live webcast or by proxy to constitute a quorum. Unless a quorum is present at the meeting, no action may be taken at the meeting except the adjournment thereof to a later time. All valid proxies returned will be included in the determination of whether a quorum is present at the meeting. The shares of a shareholder whose ballot on any or all proposals is marked as “abstain” will be treated as present for quorum purposes. “Broker non-votes,” as discussed below, will be considered as present for determining a quorum.

What Is a Broker Non-Vote?

A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner returns a properly-executed proxy but does not cast a vote on a particular proposal because the broker or nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

What Vote Is Required to Approve Each Proposal?

Voting Rights Generally. Each common share is entitled to one vote on each matter to be voted on at the annual meeting. Shareholders have no cumulative voting rights. The advisory vote on Proposal 3 is non-binding, as provided by law. However, our Board will review the results of the vote and, consistent with our record of shareowner engagement, will take it into account in making a determination concerning executive compensation.

Election of Trustees. Our Bylaws provide that, in an uncontested election, a nominee for Trustee is elected only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee. The majority voting standard would not apply in contested elections, and Trustees are elected by a plurality of the votes cast in a contested election.

The majority voting standard will apply to the election of Trustees at the annual meeting. Accordingly, a nominee for election to the Board will be elected if such nominee receives the affirmative vote of a majority of the total votes cast for

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2022 PROXY STATEMENT

and against such nominee. Broker non-votes, if any, and abstentions will not be treated as votes cast for the election of a Trustee and will have no effect on the results of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Our Bylaws provide that a Trustee nominated for re-election who fails to receive the required number of votes for re-election must tender his or her offer to resign to our Board of Trustees for its consideration. The Corporate Governance Committee will act on an expedited basis to determine whether it is advisable to accept the Trustee’s resignation and will submit the recommendation for prompt consideration by our Board. Our Board will act on the tendered offer of resignation within 90 days following certification of the shareholder vote and will promptly and publicly disclose its decision. The Trustee whose offer of resignation is under consideration will abstain from participating in any decision regarding his or her offer of resignation. If the offer of resignation is not accepted, the Trustee will continue to serve until the next annual meeting of shareholders and until the Trustee’s successor is duly elected and qualified or until the Trustee’s earlier resignation or removal. The Corporate Governance Committee and our Board may consider any factors they deem relevant in deciding whether to accept a Trustee’s offer of resignation.

Ratification of Appointment of Independent Registered Public Accounting Firm. Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2022 requires the affirmative vote of a majority of all of the votes cast on this Proposal. Abstentions and broker non-votes will therefore have no effect on the result of such vote.

Non-Binding, Advisory Vote on Executive Compensation. Approval, by non-binding vote, of our executive compensation requires the affirmative vote of a majority of all of the votes cast on this Proposal. Abstentions and broker non-votes will therefore have no effect on the result of such vote.

Who Counts the Votes?

We have engaged Broadridge Financial Solutions, Inc. as our independent agent to receive and tabulate votes. Broadridge will separately tabulate “for” and “against” votes, abstentions and broker non-votes. We have also retained an independent inspector of elections to certify the results, report on the existence of a quorum and the validity of proxies and ballots.

What Does it Mean if I Receive More Than One Proxy Card?

Some of your shares may be registered differently or are in more than one account. You should vote each of your accounts by telephone or the Internet or mail. If you mail proxy cards, please sign, date and return each proxy card to assure that all of your shares are voted. If you hold your shares in registered form and wish to combine your shareholder accounts in the future, you should contact our transfer agent, Computershare, at (888) 985-2061; outside the U.S., (781) 575-2879. Combining accounts reduces excess printing and mailing costs, resulting in savings for us that benefit you as a shareholder.

What if I Receive Only One Set of Proxy Materials Although There Are Multiple Shareholders at My Address?

If you and other residents at your mailing address own common shares you may have received a notice that your household will receive only one annual report, proxy statement and Notice of Internet Availability of Proxy Materials. If you hold common shares in street name, you may have received this notice from your broker or other custodian and the notice may apply to each company in which you hold shares through that broker or custodian. This practice of sending

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only one copy of proxy materials is known as “householding.” We do this to conserve natural resources. If you did not respond to a timely notice that you did not want to participate in householding, you were deemed to have consented. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by calling telephone number (800) 542-1061. The revocation of your consent to householding will be effective 30 days following its receipt. If you did not receive an individual copy of this proxy statement, our annual report and Notice of Internet Availability of Proxy Materials, we will send a copy to you, free of charge, if you address your written request to Brandywine Realty Trust, 2929 Arch Street, Suite 1800, Philadelphia, Pennsylvania 19104, Attention: Shawn Neuman or by calling Mr. Neuman at (610) 832-7756. If you are receiving multiple copies of our annual report, proxy statement and Notice of Internet Availability of Proxy Materials, you may request householding by contacting Mr. Neuman in the same manner.

How Do I Submit a Shareholder Proposal for Next Year’s Annual Meeting?

Shareholder proposals may be submitted for inclusion in the proxy statement for our 2023 annual meeting of shareholders in accordance with rules of the Securities and Exchange Commission (“SEC”). See “Other Information - Proposals Pursuant to Rule 14a-8” later in this proxy statement. In addition, eligible shareholders are entitled to nominate and include in our proxy statement for our 2023 annual meeting Trustee nominees, subject to limitations and requirements in our Bylaws. See “Other Information - Proxy Access Trustee Nominees” later in this proxy statement. Any shareholder who wishes to propose any business at the 2023 annual meeting other than for inclusion in our proxy statement pursuant to Rule 14a-8 or nominees for election as Trustees pursuant to the proxy access provisions in our Bylaws, must provide timely notice and satisfy the other requirements in our Bylaws. See “Other Information - Other Proposals and Nominees” later in this proxy statement. Proposals should be sent via registered, certified, or express mail to Shawn Neuman, Senior Vice President, General Counsel and Secretary, Brandywine Realty Trust, 2929 Arch Street, Suite 1800, Philadelphia, Pennsylvania 19104.

Will I Receive a Copy of the Annual Report and Form 10-K?

We have furnished our 2021 Annual Report with this proxy statement. The 2021 Annual Report includes our audited financial statements, along with other financial information about us, and is not part of the proxy solicitation materials.

You may obtain a free copy of our Form 10-K, which also includes the audited financial statements of Brandywine Operating Partnership, L.P., our operating partnership subsidiary, by one of the following:

Accessing our Internet site at http://www.brandywinerealty.com and clicking on the “Investor Relations” link	Writing to our Senior Vice President, General Counsel and Secretary, Shawn Neuman, at 2929 Arch Street, Suite 1800 Philadelphia, Pennsylvania 19104	Calling Mr. Neuman at: (610) 832-7756

You may also obtain a copy of our Form 10-K and other periodic filings and current reports from the SEC’s EDGAR database at www.sec.gov.

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2022 PROXY STATEMENT

How Can I Access the Proxy Materials Electronically?

This proxy statement and our 2021 Annual Report are available on our website at www.proxyvote.com. Instead of receiving copies of future annual reports, proxy statements, proxy cards and Notices of Internet Availability of Proxy Materials, by mail, shareholders may elect to receive an email that will provide electronic links to our proxy materials and the proxy voting site. Choosing to receive your future proxy materials or Notices of Internet Availability of Proxy Materials online will save us the cost of producing and mailing documents to you and help conserve natural resources. You may sign up for electronic delivery by visiting www.proxyvote.com.

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BRANDYWINE REALTY TRUST

FMC

Representative of our commitment to excellence, **our Property Management team at FMC Tower at Cira Centre South was awarded the BOMA Philadelphia TOBY (The Outstanding Building of the Year) Award** in the Mixed-Use Category. The TOBY Award recognizes exceptional tenant services and rewards excellence in building management and operations.

BOMA TOBY AWARDS

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2022 PROXY STATEMENT

Proposal 1: Election of Trustees

We first ask that you vote to elect to our Board each of the seven persons nominated by our Board of Trustees to serve for a term expiring at the 2023 annual meeting of shareholders and until his or her successor is duly elected and qualified. Each of the seven nominees are currently Trustees. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.

We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of Trustees.

Trustee Criteria, Qualifications, Experience and Tenure

We are one of the largest publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Washington, D.C., and Austin markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage principally an urban, town center and transit-oriented portfolio comprising 168 properties and approximately 23.1 million square feet as of December 31, 2021.

Our business and affairs are managed under the direction of our Board of Trustees. Our Corporate Governance Principles contain Board membership qualifications and we strive for a mix of skills, experience and perspectives that will help create a dynamic and effective Board. In selecting nominees, the Board and its Corporate Governance Committee assess the independence, character and acumen of candidates and endeavor to establish areas of core competency of the Board, including, among others, industry knowledge and experience; management, accounting and finance expertise; and demonstrated business judgment, leadership and strategic vision. Our Board values diversity of backgrounds, experience, ethnicity, gender, perspectives and leadership in different fields when identifying nominees.

Our Board and its Corporate Governance Committee consider Trustee tenure in making Board nomination decisions and believe that it is desirable to maintain a mix of longer-tenured, experienced Trustees and newer Trustees with fresh perspectives. We also believe that longer-tenured, experienced Trustees are a significant strength of the Board, given Brandywine’s size and range of activities.

Below, we identify the key experiences, qualifications and skills our Trustee nominees bring to the Board and that the Board considers important in light of our business and industry.

Industry Knowledge and Experience. We seek Trustees with experience as executives, directors or other leadership positions, including in commercial real estate, finance and accounting, because our success depends on acquiring, developing and leasing attractive real estate for the communities in which we have a presence, and raising and investing capital prudently to grow our portfolio with high-yielding assets. This experience is critical to the Board’s ability to understand our portfolio and business, assess our competitive position within the commercial real estate markets in which we operate, assess the strengths and weaknesses of our competitors, maintain awareness of trends and innovations in commercial real estate and real estate capital markets, and evaluate potential acquisitions and our acquisition and growth strategy.

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Management, Accounting and Finance Expertise. We believe that an understanding of management practices, finance and financial reporting processes is important for our Trustees. We value management experience as it provides a practical understanding of organizations, processes, strategies, risk management and the methods to drive change and growth that permit the Board to identify and recommend improvements to our operations, leasing and marketing approaches and portfolio strategy. A strong understanding of accounting and finance is important for ensuring the integrity of our financial reporting and critically evaluating our performance. We currently have two Trustees who qualify as audit committee financial experts and expect all of our Trustees to be financially knowledgeable.

Business Judgment, Leadership and Strategic Vision. We believe that Trustees with experience in significant leadership positions demonstrate excellent business judgment, leadership skills and strategic vision. We seek Trustees with these characteristics as they bring special insights to Board deliberations and processes. We also believe that Trustees who have served as senior executives are in a position to challenge management and contribute practical insight into business strategy and operations. In addition, many of our Trustees have experience as directors or trustees of academic, research, nonprofit, and philanthropic institutions, and bring valuable perspectives from these experiences.

Governance Expertise. A deep understanding of a corporate board’s duties and responsibilities enhances Board effectiveness and ensures independent oversight that is aligned with shareholder interests.

The Board and its Corporate Governance Committee evaluate the Board’s own composition in the context of the diverse experiences and perspectives that the Trustees collectively bring to the boardroom.

Their backgrounds provide the Board with vital insights in areas such as:

Commercial Real Estate	Accounting and Financial	Risk Management

Mergers and Acquisition	Business Administration and Operations	Governmental and Regulatory Affairs

Marketing and Sales	Capital Deployment and Capital Markets	Executive Leadership and Talent Development

Tenant and Customer Perspective	Sustainability and Corporate Responsibility	Technology

The experiences, qualifications and skills of each Trustee that the Board considered in his or her nomination are included below the Trustees’ individual biographies on the following pages. The Board concluded that each nominee should serve as a Trustee based on the specific experience and attributes listed below each Trustees’ biography and the Board’s knowledge of each nominee, including the insight and collegiality each nominee is expected to bring to the Board’s functions and deliberations.

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2022 PROXY STATEMENT

Annual Board Evaluation Process

The Board recognizes that a robust and constructive evaluation process is an essential part of good corporate governance and board effectiveness. The evaluation processes utilized by the Board are designed and implemented under the direction of the Corporate Governance Committee and aim to assess Board and Committee effectiveness as well as individual Trustee performance and contribution levels. The Corporate Governance Committee and full Board consider the results of the annual evaluations in connection with their review of Trustee nominees to ensure the Board continues to operate effectively.

Each year, our Trustees complete governance questionnaires and self-assessments. In addition, the Chair of the Corporate Governance Committee coordinates in-depth interviews with each of the Trustees to solicit their feedback. These questionnaires and assessments and feedback from the interviews facilitate a candid assessment of: the Board’s performance in areas such as business strategy, risk oversight, talent development and succession planning and corporate governance; the Board’s structure, composition and culture; and the mix of skills, qualifications and experiences of our Trustees.

Trustees; Nominees

The Board, upon the recommendation of the Corporate Governance Committee, has nominated each of the seven individuals identified below for election at the annual meeting and unanimously recommends that shareholders vote FOR the election of each of the nominees as Trustee. Each nominee is currently a Trustee and each nominee has agreed to serve if elected. The Trustees have no reason to believe that any of the nominees will be unable or unwilling to be a candidate for election at the time of the annual meeting. If any nominee is unable or unwilling for good cause to serve on our Board, the persons named in the proxy will use their discretion in selecting and voting for a substitute candidate or the Board may reduce the number of Trustees. Each individual elected as a Trustee at the meeting will serve for a term expiring at the next annual meeting of shareholders and until his or her successor is elected and qualified.

NAME	AGE	Trustee Since	CURRENT POSITION
Michael J. Joyce	80	2004	Non-Executive Chair of the Board and Trustee
James C. Diggs	73	2011	Trustee
Gerard H. Sweeney	65	1994	President, Chief Executive Officer and Trustee
Reginald DesRoches	54	2021	Trustee
H. Richard Haverstick, Jr.	69	2016	Trustee
Terri A. Herubin	60	2018	Trustee
Charles P. Pizzi	71	1996	Trustee

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Experience, Qualifications, Attributes and Skills

	JOYCE	DIGGS	SWEENEY	DESROCHES	HAVERSTICK	HERUBIN	PIZZI

Commercial Real Estate	«	«	«	«	«	«	«

Accounting and Financial	«	«	«		«	«	«

Risk Management	«	«	«	«	«	«

Mergers and Acquisitions	«	«	«		«		«

Business Administration and Operations	«	«	«	«	«	«	«

Governmental and Regulatory Affairs		«	«	«	«	«	«

Marketing and Sales	«	«	«	«		«	«

Capital Deployment and Capital Markets	«	«	«		«	«	«

Executive Leadership and Talent Development	«	«	«	«	«	«	«

Tenant and Customer Perspective	«		«		«	«	«

Sustainability and Corporate Responsibility	«	«	«	«	«	«	«

Technology			«	«	«	«

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2022 PROXY STATEMENT

The following are biographical summaries of the individuals nominated for election at the annual meeting.

Michael J. Joyce

Chair of the Board and Trustee

Mr. Joyce was first elected a Trustee on June 1, 2004 and was appointed our non-executive Chair of the Board on February 16, 2017 and will continue to serve in such position until the conclusion of the annual meeting. From 1995 until his retirement from Deloitte in May 2004, Mr. Joyce served as New England Managing Partner of Deloitte, an international accounting firm. Prior to that, he was, for ten years, Philadelphia Managing Partner of Deloitte. Mr. Joyce served on the board of Allegheny Technologies Incorporated (NYSE: ATI) until expiration of his term in May 2014. In addition, Mr. Joyce served on the board of A.C. Moore Arts & Crafts, Inc. and was Chair of the board when the company was sold in 2011.

Qualifications, Attributes, Skills and Experience: Financial expertise, including in financial reporting, accounting and controls; risk management; finance; executive leadership; and corporate and community experience.

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James C. Diggs

Trustee

Mr. Diggs was first elected a Trustee on March 21, 2011, and he will become non-executive Chair of the Board at the conclusion of the annual meeting. From 1997 until his retirement in June 2010, Mr. Diggs served as Senior Vice President and General Counsel of PPG Industries, Inc. (NYSE: PPG) (“PPG”), a producer of coatings and glass products. From 2004 to September 2009, Mr. Diggs also served as Corporate Secretary of PPG. Mr. Diggs is a director of Allegheny Technologies Incorporated (NYSE: ATI) and Arboreta Healthcare Inc.

Qualifications, Attributes, Skills and Experience: Legal and risk oversight expertise; complex regulatory; environment, health and safety; financial reporting, accounting and controls; executive leadership; and corporate and community experience.

Gerard H. Sweeney

President, Chief Executive Officer and Trustee

Mr. Sweeney has served as President, Chief Executive Officer and Trustee of Brandywine since the Company’s founding in 1994. Mr. Sweeney has overseen the growth of Brandywine from four properties and a total market capitalization of less than $5 million to over 24 million square feet and a total market capitalization of approximately $5 billion. Prior to 1994, Mr. Sweeney served as Vice President of LCOR, Incorporated (“LCOR”), a real estate development firm. Mr. Sweeney was employed by the Linpro Company (a predecessor of LCOR) from 1983 to 1994 and served in several capacities, including Financial Vice President and General Partner. During this time, Mr. Sweeney was responsible for the marketing, management, construction, asset management and financial oversight of a diversified portfolio consisting of urban high-rise, mid-rise, flex, warehouse and distribution facilities, retail and apartment complexes. Mr. Sweeney holds a B.S. in Economics from West Chester University in West Chester, Pennsylvania.

Mr. Sweeney is a member of the Real Estate Roundtable, the National Association of Real Estate Investment Trusts, the Urban Land Institute, Chairman of the Schuylkill River Development Corporation, Chairman of the Center City District Foundation, and Chairman of the board for the Philadelphia Regional Port Authority. Additionally, Mr. Sweeney serves on the boards of several other Philadelphia-based organizations. Mr. Sweeney is also co-founder and co-CEO of Bonomo Turkish Taffy LLC.

Qualifications, Attributes, Skills and Experience: Senior executive, with ability to drive and oversee our business strategy; detailed knowledge and unique perspective regarding our strategic and operational opportunities and challenges and our competitive and financial positioning.

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2022 PROXY STATEMENT

Reginald DesRoches

Trustee

Dr. DesRoches was first elected a Trustee on May 18, 2021. Dr. DesRoches has served as Rice University’s Provost since 2020 and will assume the role of President on July 1, 2022. In his current role, Dr. DesRoches works to advance the University’s teaching, research, and service mission. He leads academic programs and initiatives across the University’s eight schools, which serve 7,500 students, and numerous centers and institutes. Dr. DesRoches previously served as the William and Stephanie Sick Dean of Engineering at the George R. Brown School of Engineering at Rice University, where he provided leadership to a top-ranked engineering school with nine departments, 140 faculty, and 2,500 students. Prior to that, he was chair of the School of Civil & Environmental Engineering at The Georgia Institute of Technology. Dr. DesRoches serves as chair of the National Construction Safety Team Advisory Committee, chairs the advisory board for the Natural Hazards Engineering Research Infrastructure Simulation Center, is a member of the California Department of Transportation Scientific Advisory Board, and is on the Haliburton Labs Clean Energy Accelerator Advisory Board. He received his B.S. in Mechanical Engineering, and Ph.D. in Civil Engineering, both from the University of California, Berkeley.

Qualifications, Attributes, Skills and Experience: Commercial real estate; risk management; business administration and operations; governmental and regulatory affairs; marketing and sales; executive leadership and talent development; sustainability and corporate responsibility; technology.

H. Richard Haverstick, Jr.

Trustee

Mr. Haverstick was first elected a Trustee on December 6, 2016. Mr. Haverstick spent nearly 40 years with Ernst & Young LLP, where he served in many senior leadership roles including Global Financial Services Partner, Managing Partner of the Philadelphia Office, Philadelphia Partner-In-Charge of Financial Services, Mid-Atlantic and Southeast Region Banking Industry Leader and Mid-Atlantic Region Partner-In-Charge of Human Resources. Presently, Mr. Haverstick is interim president of Thomas Jefferson University and CEO of Jefferson Health and a trustee and audit committee chair of Global Beta ETF, a registered investment fund. Previously, Mr. Haverstick was a trustee of BMT Multi-Cap Fund, sponsored by The Bryn Mawr Trust Company, and Actua Corporation. Mr. Haverstick serves on the Board of Visitors of the Fox School of Business at Temple University. Previously, Mr. Haverstick held board positions with the Chamber of Commerce for Greater Philadelphia, the Philadelphia Bar Foundation, the Southeast Pennsylvania Region of the American Red Cross, and various other civic and cultural organizations.

Qualifications, Attributes, Skills and Experience: Financial expertise, including in financial reporting, accounting and controls; risk management; finance; executive leadership; and corporate and community experience.

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Terri A. Herubin

Trustee

Ms. Herubin was first elected a Trustee on May 23, 2018. Ms. Herubin joined Greystar, a global multifamily-focused firm, in 2019 as Managing Director, Portfolio Management, where she is responsible for overseeing two of the company’s flagship perpetual life funds. She also serves as practice leader for the firm’s other domestic and international open-end investment vehicles. From 2017 until 2019, Ms. Herubin served as Managing Director, Senior Product Specialist for Real Estate, for Angelo Gordon, a private investment advisor. From 2012 until 2017, Ms. Herubin served as a Managing Director at Barings Real Estate (“Barings”), a private investment manager, where she was lead portfolio manager of the firm’s core open-end fund and a member of its investment committee. She joined Barings from the Townsend Group (“Townsend”), where, as a portfolio manager in the firm’s investment management group between 2009 and 2012, she led the underwriting of U.S. commingled fund mandates. Prior to her tenure at Townsend, Ms. Herubin was a co-portfolio manager for the New York State Teachers’ Retirement System’s equity real estate portfolio. She graduated from the University of Illinois at Urbana-Champaign with a B.A. in Urban Planning and holds a J.D. from Brooklyn Law School, where she was an editor of the Brooklyn Law Review. Ms. Herubin is a member of W/X, New York Women Executives in Real Estate, and of the Pension Real Estate Association, for which she has been a speaker at their bi-annual meetings and a past member of the PREA-IPD Advisory Board.

Qualifications, Attributes, Skills and Experience: Real estate; finance; capital markets; complex regulatory; risk management technology. Extensive experience in all aspects of commercial real estate investments and finance.

Charles P. Pizzi

Trustee

Mr. Pizzi was first elected a Trustee on August 22, 1996. Mr. Pizzi served as the President and Chief Executive Officer, as well as a director of Tasty Baking Company from October 7, 2002 until the company’s sale in May 2011. Mr. Pizzi served as President and Chief Executive Officer of the Chamber of Commerce for Greater Philadelphia from 1989 until October 4, 2002. Mr. Pizzi is a director of Pennsylvania Real Estate Investment Trust (NYSE: PEI) and Mistras Group, Inc. (NYSE: MG) and serves on a variety of civic, educational, charitable and other boards, including the boards of Drexel University, Franklin Square Energy Fund, the Philadelphia Belt Line Railroad Company and Independence Blue Cross (for which he serves as Chairman) and its subsidiary, Amerihealth Caritas. Mr. Pizzi served on the Board of Directors of the Federal Reserve Bank of Philadelphia from 2006 through 2011, including as Chairman from 2010 through 2011. He is also on the Advisory Board of (Philadelphia) PNC.

Qualifications, Attributes, Skills and Experience: Government and public policy; finance; financial reporting, accounting and controls; capital markets; risk management; extensive financial and risk oversight experience; executive leadership.

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2022 PROXY STATEMENT

Committees of the Board of Trustees

Our Board of Trustees has standing Audit, Compensation, Corporate Governance and Executive Committees.

The table below provides 2021 membership information for each of the Board Committees and 2021 meeting information.

								2021 Meetings
	JOYCE	DIGGS	SWEENEY	DESROCHES	HAVERSTICK	HERUBIN	PIZZI

Audit					(Chair)			10

Compensation		(Chair)						6

Corporate Governance							(Chair)	5

Executive			(Chair)					3

The table below provides expected membership information for each of the Board Committees, effective immediately following the annual meeting.

	JOYCE	DIGGS	SWEENEY	DESROCHES	HAVERSTICK	HERUBIN	PIZZI

Audit					(Chair)

Compensation							(Chair)

Corporate Governance						(Chair)

Executive			(Chair)

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Audit Committee

Our Audit Committee assists our Board in overseeing:

the quality and integrity of our financial statements;

our compliance with legal and regulatory requirements;

our policies and practices for risk assessment and risk management, including risks related to financial statements, financial reporting and disclosure processes, financial and other internal controls, accounting, legal/compliance matters, information technology and cybersecurity, and steps taken by management to control these risks; and

related party transactions.

Our Audit Committee has sole authority to appoint, compensate, oversee and replace our independent registered public accounting firm. Our Audit Committee reviews its internal quality-control procedures, assesses its independence and reviews all relationships between us and our independent registered public accounting firm.

Our Audit Committee:

Approves the scope of the annual internal and external audit;

Pre-approves all audit and non-audit services and the related fees;

Reviews our consolidated financial statements and disclosures in our reports on Form 10-K and Form 10-Q;

Monitors our system of internal controls over financial reporting and reviews the integrity of our financial reporting process;

Establishes and oversees procedures for (a) complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

Reviews disclosures from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independence of accountant’s communications with the audit committee; and

Reviews quarterly reports on cybersecurity matters received from our Chief Technology and Innovation Officer, including reports on documented incidents or violations of our IT and security policies.

Our Audit Committee relies on the expertise and knowledge of management, our internal auditors, and our independent registered public accounting firm in carrying out its oversight responsibilities.

Each member of our Audit Committee is independent within the meaning of the SEC regulations, the listing standards and requirements of the New York Stock Exchange and our Corporate Governance Principles. Each member is financially literate, knowledgeable and qualified to review financial statements. The charter of our Audit Committee requires such independence and financial literacy as a condition to continued membership on the Audit Committee. Mr. Haverstick and Mr. Joyce are qualified as “audit committee financial experts” under SEC regulations.

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2022 PROXY STATEMENT

Compensation Committee

Our Compensation Committee is responsible for:

reviewing, evaluating and approving compensation plans and programs for our Trustees and senior executives;

annually reviewing and approving corporate goals and objectives relevant to compensation of our President and CEO and other senior executives and evaluating performance in light of these goals and objectives;

reviewing and discussing with the full Board, and overseeing risk management related to, our compensation philosophy and programs and whether our compensation programs for employees create incentives for employees to take inappropriate or excessive risk; and

retaining and terminating any consultant or outside advisor to the Compensation Committee (and the Compensation Committee has sole authority to approve any such consultant’s or advisor’s fees and other terms of engagement).

Our Compensation Committee has retained Pay Governance LLC as its independent consultant. We describe the role of the Compensation Committee’s consultant in the “Compensation Discussion and Analysis” later in this proxy statement.

Each member of our Compensation Committee meets the independence requirements of the New York Stock Exchange and our Corporate Governance Principles. The charter of our Compensation Committee requires such independence as a condition to continued membership on the Compensation Committee.

For information on the process and procedures of our Compensation Committee, please see “Compensation Discussion and Analysis - Decision Making.”

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an officer or employee of the Company. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any company that has an executive officer serving as a member of our Board.

Corporate Governance Committee

Our Corporate Governance Committee is responsible for:

identifying and recommending individuals qualified to become members of our Board;

recommending to our Board any changes in our Corporate Governance Principles;

leading our Board in its annual review of Board performance, and making recommendations regarding Board and Board Committee structure, organization, membership, function and effectiveness;

recommending to our Board Trustee nominees for each Board Committee;

assisting our Board in succession planning and talent development, including in identifying and evaluating potential successors to the President and Chief Executive Officer;

reviewing our efforts to promote diversity among Trustees, officers, employees and contractors;

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BRANDYWINE REALTY TRUST

overseeing our environmental, sustainability and corporate social responsibility (“ESG”) practices and initiatives;

arranging for continuing Trustee education; and

arranging for an orientation for all Trustees.

Each member of the Corporate Governance Committee meets the independence requirements of the New York Stock Exchange and our Corporate Governance Principles. The charter of our Corporate Governance Committee requires such independence as a condition to continued membership on the Corporate Governance Committee.

Executive Committee

Our Executive Committee has authority to approve certain significant acquisitions, dispositions and other investments, subject to limitations set by the Board.

Trustee Independence; Independence Determination

No Trustee qualifies as independent unless our Board affirmatively determines that the Trustee has no material relationship with us, directly or as a partner, share owner, or officer of an organization that has a relationship with us.

Our Board has adopted standards that are set forth in our Corporate Governance Principles, which meet the listing standards of the New York Stock Exchange and assist our Board in its evaluation of each Trustee’s independence. A Trustee who has any of the following relationships or arrangements will not qualify as independent:

The Trustee is, or has been within the last three years, an employee of ours, or an immediate family member of the Trustee is, or has been within the last three years, an executive officer of ours.

The Trustee has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us (excluding compensation in the form of Board fees and Board Committee fees and pension or other forms of deferred compensation not contingent on continued service).

(A) The Trustee is a current partner or employee of a firm that is our internal or external auditor; (B) the Trustee has an immediate family member who is a current partner of such a firm; (C) the Trustee has an immediate family member who is a current employee of such a firm and personally works on the audit of our financial statements; or (D) the Trustee or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time.

The Trustee or an immediate family member of the Trustee is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee.

The Trustee is a current employee, or an immediate family member of the Trustee is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

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2022 PROXY STATEMENT

In its assessment of Trustee independence, our Board considers all commercial, charitable and other transactions and relationships (including tenure of Board service) that any Trustee or member of his or her immediate family may have with us, with any of our affiliates, or with any of our consultants or advisers. Our Board applies the same criteria for assessing independence for purposes of each of the Audit Committee, Compensation Committee and Corporate Governance Committee. Furthermore, in its assessment of a Trustee’s independence for service on the Compensation Committee, our Board considers all factors the Board believes specifically relevant to determining whether the Trustee has a relationship which is material to such Trustee’s ability to be independent from management in connection with his or her duties as a member of the Compensation Committee, including but not limited to any compensation payable to such Trustee. In addition, no member of the Audit Committee or Compensation Committee may accept directly or indirectly any consulting, advisory or other compensatory fee from us (other than fees for service as a Trustee and member of a Board Committee) or be an affiliate of us.

Our Board has affirmatively determined that Ms. Herubin, Dr. DesRoches and each of Messrs. Joyce, Diggs, Haverstick and Pizzi is independent under the standards of the New York Stock Exchange and those set forth in our Corporate Governance Principles and that the Audit Committee, Compensation Committee and Corporate Governance Committee are comprised exclusively of independent Trustees.

Our Board did not determine Mr. Sweeney to be independent because of his position as our President and Chief Executive Officer.

Corporate Governance

Governance Compliance

Our policies and practices comply with the listing requirements of the New York Stock Exchange and the requirements of the Sarbanes-Oxley Act of 2002. Our Board and Corporate Governance Committee regularly evaluate our corporate governance policies and practices in light of changing regulatory requirements and evolving best practices.

Board Leadership Structure

Our Board believes that independent Board leadership is a critical component of our corporate governance. Mr. Sweeney is our President and Chief Executive Officer and a Trustee, and Mr. Joyce currently serves as Chair of the Board and our Lead Independent Trustee, a position he has held since 2017. Mr. Joyce will continue to serve in such positions until the conclusion of the annual meeting, at which time Mr. Diggs will become Chair of the Board and Lead Independent Trustee. As Chair and Lead Independent Trustee, Mr. Diggs will preside at Board meetings and at executive sessions of non-management Trustees, oversee the agenda of Board meetings, provide guidance to our President and Chief Executive Officer as to Board views and perspectives, particularly on our strategic direction, and be available to shareholders and other parties interested in communicating with our non-management Trustees.

As President and Chief Executive Officer, Mr. Sweeney is responsible for our day-to-day operations, engaging with shareholders and external constituents, developing our future leaders and executing our strategy. The Board believes that its leadership structure (i) achieves independent oversight and evaluation of our senior management; (ii) assures effective communication between the Board and senior management on corporate strategy; and (iii) fosters effective decision-making and accountability.

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Talent Development; Succession Planning; Board Refreshment

Assisted by our Corporate Governance Committee, our Board assesses succession planning and talent development for key executives and company leadership. Assessments focus on succession in the event of the unexpected incapacity of our President and Chief Executive Officer as well as on talent development for key executives. Our Corporate Governance Principles provide that our President and Chief Executive Officer should at all times make available to the Board, on a confidential basis, his recommendations and evaluations of potential successors. Fundamentally, the Board’s executive succession planning is a continuous, interactive process that takes into account the Company’s operating plans and strategic goals and that seeks to attract, develop and retain a talent-rich pool of executives. In addition, we thoughtfully plan for Trustee succession and Board refreshment. By developing and following a long-range succession plan, the Board has an ongoing opportunity to: (i) evaluate the depth and diversity of experience of our Board; (ii) expand and replace key skills, qualifications and experiences that support our strategies; (iii) build on our record of Board diversity; and (iv) maintain a balanced mix of tenures. Two of our seven Trustee nominees will have tenures of five years or fewer upon their election at the annual meeting.

Trustee Continuing Education

Our Corporate Governance Principles formalize our support for Trustee participation in continuing education sessions on business-related topics, corporate governance developments, SEC initiatives and regulatory changes, and other current topics such as cyber security, including issues pertinent to our Board Committees.

Prohibition on Classification of Board without Shareholder Approval-Opt out of Classified Board Provision of Maryland’s Unsolicited Takeovers Act

Our Board has adopted a resolution prohibiting us from electing to be subject to the classified board provision of Title 3, Subtitle 8 of the MGCL without a shareholder vote. Title 3, Subtitle 8 of the MGCL is commonly referred to as the Maryland Unsolicited Takeovers Act, or MUTA. As a result of our opt-out, the Board is prohibited from becoming classified under Section 3-803 of the MGCL unless a proposal to repeal that prohibition is approved by the affirmative vote of at least a majority of the votes cast on the matter by our shareholders entitled to vote generally in the election of trustees.

Proxy Access

We provide for a right of proxy access in our Bylaws. This right enables eligible shareholders to include their nominees for election as trustees in our proxy statement for annual meetings. The proxy access provisions in our Bylaws permit up to 25 shareholders owning at least three percent of our common shares continuously for three years to nominate up to the greater of (i) two and (ii) 25 percent of the number of Trustees then serving. The complete text of our By-laws, as amended, is available on our website ( www.brandywinerealty.com).

Shareholder Outreach and Engagement

We value the views of our shareholders and regularly solicit input from them throughout the year, including through meetings with members of management, on topics such as portfolio strategy, capital allocation, corporate liquidity, the effects the COVID-19 pandemic has had on our business, including tenant collections, leasing activity and rental rates, corporate governance and corporate social responsibility. Our direct shareholder engagement is in addition to our customary participation at industry and investment community conferences, investor road shows, and analyst meetings. We also respond to individual shareholders who provide feedback about our business, and we remain committed to robust engagement as a cornerstone of our corporate governance. In 2021, we met with approximately 161 institutional investors, held seven analyst meetings, conducted several investor meetings and property tours, and attended multiple investor conferences.

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2022 PROXY STATEMENT

Executive and Trustee Share Ownership Requirements

We maintain minimum share ownership requirements for our executives and Trustees. We have summarized these requirements later in this proxy statement under “Compensation Discussion and Analysis - Additional Compensation Information - Share Ownership Requirements.”

Prohibition on Hedging and Pledging of Shares

Our executives and Trustees are prohibited from hedging their ownership or offsetting any decline in the market value of our shares, including by trading in publicly-traded options, puts, calls or other derivative instruments related to our shares. They are also prohibited from pledging our shares as collateral for loans.

Code of Conduct

We maintain a Code of Business Conduct and Ethics, which is available on our website (www.brandywinerealty.com), and is applicable to our Trustees, officers and employees. The Code of Business Conduct and Ethics reflects and reinforces our commitment to integrity in our business. Any amendments to or waivers of the Code for executive officers or Trustees may only be made by the Board or by the Audit Committee (which is composed solely of independent Trustees) and will be disclosed promptly as required by law or stock exchange regulation, and, in addition, amendments to or waivers that apply to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions and that relate to any matter enumerated in Item 406(b) of Regulation S-K promulgated by the SEC will be disclosed on our website (www.brandywinerealty.com). We also notify our vendors annually of our commitment to the highest ethical standards and the restrictions in our Code on improper payments and gratuities to our personnel.

Hotline Submissions

Our Audit Committee has established procedures, set forth in our Code of Business Conduct and Ethics, for the submission of complaints about our accounting or auditing matters. There is a hotline for anonymous concerns regarding questionable accounting or auditing matters. Any financial matters reported through the hotline will be reported to the Chair of our Audit Committee. Our current hotline number is (844) 848-6595.

Availability of Committee Charters; Corporate Governance Principles; and Code of Business Conduct and Ethics

Our Board has adopted, and annually reviews, charters for each of the Audit, Compensation, Corporate Governance and Executive Committees. These charters and our Corporate Governance Principles and our Code of Business Conduct and Ethics are available on our website (www.brandywinerealty.com) and we will also make available in print copies of these documents to any shareholder, without charge, upon request.

Board’s Role in Risk Oversight

Our Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board Committees that report on their deliberations to the Board. The oversight responsibility of the Board and its

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Committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance, cybersecurity, health, safety and reputational risks. The Board and its Committees oversee risks associated with their respective principal areas of focus, as summarized below.

Primary Areas of Risk Oversight
Audit Committee

Risks and exposures associated with financial matters, particularly financial reporting, accounting, disclosure, internal control over financial reporting, tax (including compliance with REIT rules), cybersecurity, financial policies, investment guidelines, development and leasing, and credit and liquidity matters.

Compensation Committee

Risks and exposures associated with executive compensation programs and arrangements, including risks of inappropriate behavior related to incentive compensation plans. See “Compensation Discussion and Analysis - Additional Compensation Information - Compensation and Risks.”

Corporate Governance Committee	Risks and exposures associated with leadership, succession planning and talent development; ESG policies and practices; and corporate governance policies and procedures.

Board Oversight of Cybersecurity

Our Board recognizes that cybersecurity is a critical component of our risk oversight program. The Audit Committee and senior management receive and review quarterly reports on cybersecurity matters from our Chief Technology and Innovation Officer, including reports on documented incidents or violations of our IT and security policies. Documented incidents or violations are discussed, and managers are notified for the appropriate follow-up with our HR department or the employees involved in such incidents or violations, as needed. Depending on the policy incident or violation, one of several actions are considered, including: a verbal discussion between the manager and employee involved, required training or retraining on specific cybersecurity topics, disciplinary action depending on the frequency or severity of the incident or violation and, if a data breach were to have occurred, disclosure to the Audit Committee. Although we have not experienced a data or other cybersecurity breach in the past three years, management regularly reviews with our Audit Committee our existing IT and security policies and controls to address new and novel threats posed to the Company.

Our training program for 2022 encompasses proactive education modules, as well as reactive anti-phishing and testing modules designed to test the end-user’s ability to put what he or she has learned into practice. Trainings are required annually for each employee and are monitored to ensure the most relevant and up to date information is presented to the employee base. Results of these tests are then made available to senior management for further review.

Board Oversight of ESG

Our Board recognizes that ESG is another critical component of our risk oversight program. Oversight of ESG risks is provided by our Corporate Governance Committee, which has tasked management with continuously reviewing ESG risk exposures and presenting risk analyses to the Committee and Board regularly. These efforts are led by our Senior Vice

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President of Operations and Sustainability, who, together with our executive leadership, drive our ESG strategy and associated goals, risks and opportunities. ESG risks include, but are not limited to:

•	Physical risks to our properties of climate change;

•	Transitional risks of climate change, such as increasing energy costs, compliance and building regulations, and loss of tenant relationships as a result of lack of preparation; and

•	Social risks, including those pertaining to employee health and wellbeing, employee engagement, employee safety and diversity and inclusion.

Disclosure Committee

We maintain an internal Disclosure Committee consisting of certain members of our executive management and senior employees. Our Disclosure Committee meets at least quarterly to bring together representatives from our core business lines and employees involved in the preparation of our financial statements so that the group may discuss any issues of which the members are aware that should be considered for disclosure in our public SEC filings. Our Disclosure Committee reports to our President and Chief Executive Officer and our Executive Vice President and Chief Financial Officer.

Trustee Nominations

In making its recommendations as to nominees for election to our Board, the Corporate Governance Committee may consider, in its sole judgment, recommendations of our President and Chief Executive Officer, other Trustees, shareholders and third parties. The Corporate Governance Committee may also retain third-party search firms to identify candidates. Shareholders desiring to recommend nominees should submit their recommendations in writing to our Board Chair, c/o Brandywine Realty Trust, 2929 Arch Street, Suite 1800, Philadelphia, Pennsylvania 19104. Recommendations from shareholders should include pertinent information as specified in our Bylaws concerning the proposed nominee’s background and experience.

Our Board’s Corporate Governance Principles set forth qualifications for Trustee nominees. Qualifications include:

personal ethics, integrity and values;

inquiring and independent mind;

practical wisdom and mature judgment;

broad training and experience at the policy-making level in business, government, education or technology;
willingness to devote the required amount of time to fulfill the duties and responsibilities of Board membership;

commitment to serve on the Board over a period of years in order to develop knowledge about our operations; and

involvement in activities or interests that do not create a conflict with the nominee’s responsibilities to us and our shareholders.

The Corporate Governance Committee also considers such other factors as it deems appropriate, including the current composition of the Board. The Committee and Board believe that Board membership should reflect diversity in its broadest sense, including persons diverse in skills, background, gender and ethnicity. The Committee has not adopted a formal policy for the consideration of diversity in identifying candidates for the Board. The Committee and Board also

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consider the bearing of each Trustee’s tenure, and the tenure of the Board as a whole, on the Board’s mix of skills and experience, independence and access to new and diverse perspectives. The Committee has not adopted different criteria for considering a candidate for nomination to the Board based on whether the party making nomination is a Trustee, shareholder or third party.

If the Committee decides, on the basis of its preliminary review of a candidate, to proceed with further consideration of the candidate, members of the Committee and the Board interview the candidate. After completing its evaluation, the Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the candidate as a new Trustee. Our President and Chief Executive Officer, as a Trustee, participates in the Board’s determination.

As discussed above under “Corporate Governance - Proxy Access,” our Bylaws provide for proxy access. Proxy access enables eligible shareholders to include their nominees for election as trustees in our proxy materials for annual meetings. The proxy access provisions of our Bylaws permit up to 25 shareholders owning at least three percent of our common shares continuously for three years to nominate up to the greater of (i) two and (ii) 25 percent of the number of Trustees then serving. The complete text of our Bylaws is available on our website (www.brandywinerealty.com).

Communications with the Board

Shareholders and other parties interested in communicating directly with our lead independent Trustee and Chair of the Board, or with our non-management Trustees as a group, may do so by writing to Chair of the Board of Trustees, Brandywine Realty Trust, 2929 Arch Street, Suite 1800, Philadelphia, Pennsylvania 19104. In addition, any shareholder or interested party who wishes to communicate with our Board or any specific Trustee, may write to Board of Trustees, c/o Brandywine Realty Trust, at 2929 Arch Street, Suite 1800, Philadelphia, Pennsylvania 19104. Depending on the subject matter, management will:

forward the communication to the Trustee or Trustees to whom it is addressed (for example, if the communication received deals with questions or complaints regarding accounting, it will be forwarded by management to the Chair of our Audit Committee for review);

attempt to handle the inquiry directly (for example, where the communication is a request for information about us or our operations that does not appear to require direct attention by the Board or an individual Trustee); or

not forward the communication if it is primarily commercial in nature or relates to an improper or irrelevant topic.

At each meeting of the Board, the Chair of the Board will present a summary of all communications (if any) received since the last meeting of the Board that were not forwarded and will make those communications available to any Trustee upon request.

Meetings of Trustees and Annual Meeting of Shareholders

Our Board of Trustees held 6 meetings in 2021. In 2021, each incumbent Trustee attended at least 75% of the aggregate of the total number of meetings of the Board and meetings held by all committees on which he or she served, except for Mr. Joyce whose attendance fell below 75% due to illness. Excluding his absences due to illness, Mr. Joyce would have attended at least 75% of the total number of meetings that required his attendance. In addition, our Board holds informational sessions with our President and Chief Executive Officer. During 2021, the Board held eight informational sessions. Our non-management Trustees also hold regular meetings without management. During 2021, our non-management Trustees held four such meetings. It is our policy that all Trustees attend annual meetings of shareholders

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except where the failure to attend is due to unavoidable circumstances or conflicts. All incumbent Trustees attended our virtual annual meeting of shareholders on May 18, 2021. All of the nominees are expected to attend (either in person or virtually) the 2022 annual meeting.

Trustee Compensation

The following table and footnotes provide information on the 2021 compensation of our Trustees (other than our President and Chief Executive Officer, who is not separately compensated for his service on the Board). In the paragraphs following the table and footnotes, we describe our standard compensation arrangements for service on the Board and Board Committees.

Current Trustee Name	Fees Earned or Paid in Cash ($) (1)	Share Awards ($) (2)	All Other Compensation	Total ($)
Michael J. Joyce	$151,500	$95,000	-	$246,500

James Diggs	$105,000	$95,000	-	$200,000

Reginald DesRoches	$55,500	$95,000	-	$150,500

H. Richard Haverstick, Jr.	$108,500	$95,000	-	$203,500

Terri A. Herubin	$88,500	$95,000	-	$183,500

Charles P. Pizzi	$102,000	$95,000	-	$197,000

Wyche Fowler (3)	$22,500	$0	-	$22,500

(1)        Represents the aggregate amount of all fees earned or paid in cash for services as a Trustee (including services on committees of the Board) in 2021 and, in the case of the 2021 annual retainer fee, whether paid in shares or cash. Amounts include the portion of fees that a Trustee elected to defer under our Deferred Compensation Plan, which we describe later in this proxy statement. See “Compensation Discussion and Analysis - Deferred Compensation Plan.”

(2)        Represents fully-vested common shares awarded on May 18, 2021 (with each common share valued at the closing price ($13.69) of the common shares on May 18, 2021, the date of our 2021 annual meeting of shareholders).

(3)        Wyche Fowler retired from the Board at the 2021 annual meeting of shareholders.

In 2021, our Trustees (other than our President and Chief Executive Officer) received the following compensation for their service as Trustees:

$45,000 annual fee payable in cash or common shares, at each Trustee’s election;

$95,000 annual award payable in common shares (valued at the closing price of the common shares on the date of our annual meeting of shareholders);

$1,500 fee payable in cash for participation in each meeting and informational session of the Board;

$1,500 fee payable in cash for participation by a member of a Board Committee in each meeting of the Committee; and

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$75,000 annual fee payable in cash for the Chair of the Board; $20,000 annual fee payable in cash for the Chair of the Audit Committee; $15,000 annual fee payable in cash for the Chair of the Compensation Committee; and $15,000 annual fee payable in cash for the Chair of the Corporate Governance Committee.

Our Trustees are also reimbursed for expenses of attending Board and Board Committee meetings. In addition, our Corporate Governance Principles encourage our Trustees to attend continuing education programs for directors and provide for reimbursement of the reasonable costs of attending such programs. Trustees may elect to defer the receipt of all or a portion of their $45,000 annual fee and $1,500 per Board meeting fee into our Deferred Compensation Plan.

Each of our non-employee Trustees is required to hold a number of common shares with a value at least equal to five (5) times the annual cash retainer (currently $45,000 per year) for service on the Board based on the average of the closing price of our common shares as reported on the New York Stock Exchange for the twelve-month period ending on June 30 of the calendar year that precedes the date of computation. Each of our non-employee Trustees is in compliance with these share ownership requirements.

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We fully delivered 405 Colorado, one of Austin's most iconic new office towers. Coined Austin's "glass sculpture" by the Austin Business Journal, the ground-up development rises to 25 stories and offers more than 200,000 SF of Class-A office and amenity space.

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Executives and Executive Compensation

Current Executive Officers

The following are biographical summaries of our current executive officers who are not Trustees:

H. Jeffrey DeVuono (age 56)

Executive Vice President, Senior Managing Director, Life Sciences

Mr. DeVuono is Executive Vice President of the Life Science division and Regional Managing Director of the Pennsylvania region. He joined Brandywine in January of 1997. Prior to Brandywine, Mr. DeVuono worked for LCOR, a private development company that had a previous association with Brandywine, where he held a variety of positions, all of which related to asset management. Before joining LCOR, Mr. DeVuono was a sales and leasing representative for Cushman & Wakefield of Philadelphia. Mr. DeVuono currently serves on the Board, and is a former Chairman, of the King of Prussia District and is a Board Member of the Center City District. He is also a member of CoreNet Global, NAREIT, the National Association of Industrial and Office Properties (NAIOP), the Sunday Breakfast Club, and the University of Pennsylvania’s Wharton School Samuel Zell and Robert Lurie Real Estate Center. He is a Master Planning Committee Member of Waynesborough Country Club. His past board service includes the Economy League of Greater Philadelphia, University City District, the Westtown School, Bartram’s Garden, and The Center for Emerging Visual Artists. Mr. DeVuono is a graduate of LaSalle University.

George D. Johnstone (age 58)

Executive Vice President, Operations

Mr. Johnstone joined us in November 1998. He works in conjunction with our regional managing directors in running our operations. Prior to his appointment in March 2014 as our Executive Vice President, Operations, Mr. Johnstone served as our Senior Vice President, Operations & Asset Management. Prior to his service in that position, Mr. Johnstone served as our Vice President of Operations for our Pennsylvania Region (2004-2005) and for our New Jersey Region (2002-2004) and served as Director of Operations for our New Jersey Region from 1998 until 2002. Prior to joining us, Mr. Johnstone was the Regional Controller for LCOR, where he was responsible for strategic and tactical accounting processes and oversight and leadership of all accounting functions. Mr. Johnstone earned his B.S. in Accounting from Albright College.

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Shawn Neuman (age 42)

Senior Vice President, General Counsel and Secretary

Mr. Neuman joined Brandywine in March 2020 as Senior Vice President, General Counsel and Secretary. Prior to joining Brandywine, Mr. Neuman most recently served as the General Counsel and Secretary of Liberty Property Trust (“Liberty”), a publicly traded REIT, preceding its merger into Prologis, Inc. During his tenure at Liberty, Mr. Neuman was responsible for overseeing, managing and advising on all legal aspects of real estate activities, public company governance matters, general corporate affairs and capital market transactions. He also served on its Investment Committee. Prior to transitioning to an in-house role, Mr. Neuman practiced in the real estate departments of several prominent law firms in New York City and Philadelphia from 2004-2012, most recently as a Member of Cozen O’Connor. In private practice, Mr. Neuman represented developers and institutional owners in complex real estate transactions involving acquisitions, dispositions, leasing, developments, joint ventures and financings. Mr. Neuman is a member of NAIOP and NAREIT. Mr. Neuman earned his J.D. from New York University School of Law and a B.S. in Finance from the University of Florida.

Daniel Palazzo (age 52)

Vice President, Chief Accounting Officer and Treasurer

Mr. Palazzo joined Brandywine in 1999 and assumed his position as our Vice President and Chief Accounting Officer effective January 15, 2015. Prior to his appointment as our Vice President and Chief Accounting Officer, Mr. Palazzo served as a Vice President of Asset Management in our Pennsylvania Region (2006-2015), the Director of Operations for our New Jersey Region (2004-2006), and Corporate Controller (1999-2004). Prior to joining Brandywine, Mr. Palazzo received his CPA in Pennsylvania and worked for Arthur Andersen LLP in its commercial audit division, where he concentrated on real estate, construction and financial services. Mr. Palazzo is a member of NAREIT and serves on the World Affairs Council of Philadelphia Board of Directors. Mr. Palazzo received a B.A. in Accounting from the University of Delaware.

William D. Redd (age 66)

Executive Vice President and Senior Managing Director for the Austin and Metro DC Regions

Mr. Redd is our Executive Vice President and Senior Managing Director of the Austin and Metro DC regions with responsibility for leasing and marketing, asset management, evaluation of building and land acquisitions and dispositions, third party services and property management of a diversified portfolio consisting of urban and suburban high-rise and mid-rise properties. He joined Brandywine in 1999 as Vice President of our Richmond operations. Formerly, Mr. Redd was a partner from 1988 until 1999 with Childress Klein Properties, a privately-held real estate firm headquartered in Charlotte, North Carolina. From 1985 until 1988, he was with the Trammell Crow Company. In Austin, Mr. Redd serves on the Board of Directors of the Hill Country Conservancy, the Opportunity Austin Economic Development Council, and is a member of the Real Estate Council of Austin and ULI Austin. He is also a member of the Virginia Commonwealth University Real Estate Circle of Excellence, Greater Richmond Association of Commercial Real Estate, and Richmond Real Estate Group. Mr. Redd earned his law degree from the University of Virginia and a B.A. degree from Hampden-Sydney College.

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Thomas E. Wirth (age 58)

Executive Vice President and Chief Financial Officer

Mr. Wirth was named our Executive Vice President and Chief Financial Officer in March 2014. From December 2009 to March 2014, Mr. Wirth served the Company as Executive Vice President, Portfolio Management and Investments where he directed portfolio management, acquisition and disposition activities and assisted in formulating the Company’s capital allocation tactics, including structuring joint ventures and construction financings. From 2004 until 2009, Mr. Wirth served as President (2007-2009) and Chief Financial Officer of Feldman Mall Properties, Inc. From 1997 to 2004, he served first as the Vice President of Finance and later as Chief Financial Officer of SL Green Realty Corp. Mr. Wirth has also served as Vice President of Financial Reporting and Analysis for Greenwich, Connecticut-based United Waste Systems, Inc., and spent ten years with Ernst & Young LLP in various positions, including Senior Manager. Mr. Wirth is a member of NAREIT, ULI and is a board member of The Philadelphia Police Foundation. Mr. Wirth earned his B.A. in Business Management and Accounting from Gettysburg College.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) describes our executive compensation programs, including the oversight of such programs by our Compensation Committee and the rationale and processes used to determine the compensation for the company’s named executive officers (“NEOs”) and provides a detailed description of those programs. This CD&A, which may include forward-looking statements, should be read together with the compensation tables and related disclosures that follow this section.

This discussion focuses on the compensation provided to the Company’s NEOs during 2021, who were:

Name	Title
Gerard H. Sweeney	President and Chief Executive Officer
Thomas E. Wirth	Executive Vice President and Chief Financial Officer
H. Jeffrey DeVuono	Executive Vice President, Senior Managing Director
George D. Johnstone	Executive Vice President, Operations
William D. Redd	Executive Vice President and Senior Managing Director

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CD&A Table of Contents

I.	Executive Summary	42

II.	Executive Compensation Best Practices	46

III.	Oversight of Executive Compensation	46

IV.	2021 Executive Compensation	48

V.	Key 2022 Executive Compensation Actions	56

VI.	Additional Executive Compensation Policies and Practices	57

I.	Executive Summary

Compensation Elements

In 2021, the three key elements of our pay program continued to be base salary, annual cash incentive tied to key operational and strategic goals and long-term incentive awards linked to our common shares. This summary discusses compensation highlights from 2021.

2021 Brandywine Performance

Austin, Texas

     Substantially completed the development of 405 Colorado Street in Austin, Texas. The approximately 206,000 square foot office tower includes a 520 above-grade parking garage. Total project costs are $122.0 million.

     Commenced our first phase of ground-up development at Uptown ATX totaling approximately $328 million in Austin, Texas. One Uptown consists of approximately 350,000 square feet of office space, 341 apartment units, approximately 15,000 square feet of retail space and a 1,525-space parking facility. We own 50% of the project through a joint venture.

Metro DC
Completed the refinancing of our mixed-use project at 4040 Wilson Boulevard in Arlington, Virginia totaling approximately $150 million. We own 50% of the property through a joint venture.

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University City

     Commenced Schuylkill Yards West; our first ground-up development at Schuylkill Yards totaling approximately $287 million. The mixed-use project consists of approximately 200,000 square feet of life science/innovation space, 326 apartment units and 9,000 square feet of retail space. We own 55% of the project through a joint venture.

     Completed the redevelopment/conversion of 3000 Market Street, converting a fully-leased 91,000 square foot property from office to life science.

     B.Labs at Cira Centre; completed a 50,000 square foot life science incubator in December 2021 that opened for operations in January 2022.

Operations
We met or exceeded several operating goals including:
● Speculative Revenue	● Cash and GAAP rental rate mark-to-market growth

COVID-19
Collected approximately 99% of total cash-based rent due from tenants during 2021 Conducted several community outreach programs	Continued upgrading our building systems Continued to maintain our doors open/lights on policy throughout our entire portfolio during 2021

Key 2021 Executive Compensation Actions

Annual Incentives. Consistent with prior years, the corporate scorecard used for our 2021 annual incentive plan was tied to goals relating to our operations (20%), leasing (30%) and capital investments and balance sheet strength (50%). Performance goals for the 2021 scorecard were established in the first quarter of 2021. Performance against the scorecard was achieved at 132% of target.

Long-Term Incentives. Our long-term incentive plan is designed to align management and shareholder interests, drive long-term value creation, and attract and retain key executive talent. For 2021, one-third of a NEO’s annual long-term incentive opportunity was delivered in the form of restricted share rights that vest in equal proportions over three years. These 2021 restricted shares rights also have an outperformance feature attached that could increase the original award up to 200% based on Brandywine’s achievement of superior results for average funds from operations (FFO) growth and aggregate investment activity, weighted equally, during the three-year period ending December 31, 2023. Two-thirds of a NEO’s annual long-term incentive opportunity was delivered in the form of performance share units (“PSUs”) that may be earned based on our three-year total shareholder return versus the component members (excluding ourselves) of the FTSE NAREIT Equity Office Index.

CEO Compensation. For 2021, the Compensation Committee made no change to Mr. Sweeney’s base salary of $750,000 or target annual incentive of 200% of base salary. To better align Mr. Sweeney’s target total compensation with market levels, the Compensation Committee increased Mr. Sweeney’s target long-term incentive opportunity from 425% of base salary to 450% of base salary. As a result of this adjustment, Mr. Sweeney’s target total compensation increased from $5,437,500 to $5,625,000.

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2021 Say on Pay Vote. The Company values shareholder perspectives on our executive compensation program. As part of the Compensation Committee’s annual review of the program, it considers the outcome of the Company’s annual shareholder advisory vote (“say-on-pay”) on the compensation of the Company’s NEOs. Approximately 97% of the advisory votes cast in 2021 were in favor of our executive compensation program. The Compensation Committee believes that this vote is indicative of our shareholders’ support of our executive compensation program. The Compensation Committee will continue to consider shareholder feedback and the outcome of the Company’s say-on-pay votes when making future NEO compensation decisions.

Our Compensation Committee oversees and administers the Company’s executive compensation program. Our executive compensation program is designed to support our performance-based culture and the creation of value for our shareholders. The Compensation Committee is guided by the following key principles when making compensation-related decisions:

Encourage the achievement of annual and long-term business and human resource objectives that support the creation of shareholder value;

Attract, retain, and motivate top caliber talent;

Enhance retention; and

Encourage executives to achieve superior performance without excessive risk taking.

The elements of the Company’s compensation program, when considered collectively, are intended to support our executive compensation philosophy and objectives by (i) allowing us to attract and retain executive-level talent, (ii) providing an appropriate level of financial certainty through non-variable compensation, (iii) providing opportunities for above market compensation based upon the achievement of specified financial and other appropriate performance objectives, and rewarding such achievement, and (iv) balancing short-term and long-term incentives. The key elements of our executive compensation program are outlined below, together with a summary of the purposes and considerations underlying each compensation element.

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Pay Element	Form	Philosophy	Performance Alignment
Base Salary	Cash	Fixed pay to recognize an individual’s role and responsibilities	Reviewed annually and set based on competitiveness versus the external market, individual performance, and internal equity
Annual Incentive	Cash	Achieve annual goals measured in terms of financial, strategic, and individual performance linked to the creation of shareholder value

   Rewards and recognizes annual accomplishment of key financial objectives

   Payout based primarily on Corporate performance (as measured against objective Operational, Leasing, and Capital goals)

   Regional, divisional and individual performance also taken into account to ensure strong line of sight between executive pay and performance

Long-Term Incentives	Performance Share Units (Two-thirds of Target Award)	Align NEOs’ interests with shareholders	Shareholder value creation
	Restricted Share Rights with Outperformance Feature (One-third of Target Award)	Retain executive talent Align NEOs’ interests with shareholders	Increase in share price Achievement of multi-year strategic business objectives

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II. Executive Compensation Best Practices

The Compensation Committee regularly reviews best practices in executive compensation and governance and has revised our policies and practices over time. A listing of “what we do” and “what we don’t do” is presented below:

What We Do	What We Don’t Do

     Pay for Performance: Majority of pay is performance based and not guaranteed

     Multiple Performance Metrics and Time Horizon: Use multiple performance metrics focusing on top line and bottom line growth and multi-year vesting and measurement periods for long term incentives

     Annual Compensation Risk Review: Annually assess risk in compensation programs

     Share Ownership Guidelines: NEOs must comply with share ownership requirements

     Clawback Policy: We maintain a clawback policy that provides for recovery of incentive compensation in the event of a financial restatement due to material non-compliance with federal securities laws and without regard to misconduct

     Challenging Performance Objectives: Set challenging performance objectives for Annual Incentives

     Use of Independent Consultant: The Compensation Committee has retained an independent compensation consultant that performs no other consulting services for the Company and has no conflicts of interest

   No Excise Tax Gross Ups: We will not enter into any new agreements, or materially amend any existing employment agreements with our executives that provide excise tax gross-ups in the event of a change in control of the Company

   No Repricing or Buyouts of Stock Options: Our equity plan prohibits repricing or buyouts of underwater stock options

   No Perquisites: We do not provide perquisites to our NEOs

   No Hedging or Pledging: NEOs are prohibited from hedging their ownership or pledging Company stock as collateral

III. Oversight of Executive Compensation

Committee Authority

Our Compensation Committee’s responsibilities include:

Approving the goals and objectives relating to our President and Chief Executive Officer’s compensation, evaluating the performance of our President and Chief Executive Officer in light of such goals and objectives, and setting the compensation of our President and Chief Executive Officer based on this evaluation;

Approving the salaries and annual incentive awards of our other executive officers either (i) with the title Executive Vice President, (ii) with the title Senior Vice President or Vice President, in either case who hold a position as Managing Director, Chief Financial Officer, General Counsel or Chief Administrative Officer or (iii) who report directly to our President and Chief Executive Officer, taking into account the recommendation of our President and Chief Executive Officer and such other information as the Committee believes appropriate;

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Administering our equity incentive plans, including granting equity-based awards under these plans and determining the terms of such awards;

Retaining and terminating, in its sole discretion, third party consultants to assist in the evaluation of Trustee and executive compensation (with sole authority to approve any such consultant’s fees and other terms of engagement); and

Assessing the appropriate structure and amount of compensation for our Trustees.

Our Compensation Committee’s charter does not authorize the Compensation Committee to delegate any of its responsibilities (including authority to grant equity-based awards) to other persons, and the Compensation Committee has not delegated any of its responsibilities to other persons.

Compensation Consultants

Our Compensation Committee recognizes the importance of objective, independent expertise and advice in carrying out its responsibilities. The Compensation Committee continues to retain Pay Governance LLC as its consultant. Our Compensation Committee selected Pay Governance as its consultant because of its expertise and reputation. Neither we nor our Trustees or executive officers have any affiliation with Pay Governance or its executives and the engagement and direction of Pay Governance have been solely through our Compensation Committee.

During 2021, our compensation consultants advised our Compensation Committee on executive compensation matters, plan design, industry trends and practices, and our pay-for performance alignment, including as measured relative to peers and relative to our total shareholder returns. As directed by the Committee, the consultants prepared analyses for the Committee relating to all aspects of the compensation of our executives. They advised the Committee on market practices regarding executive compensation, including annual incentive awards and long-term incentive pay, and reviewed our peer group and the market positioning of the compensation provided to our current NEOs and other senior executives. The consultants meet privately with the Committee and individual Committee members from time to time to plan for Committee meetings and discuss executive compensation matters. Pay Governance does not provide other services to us.

Our Compensation Committee received a letter from Pay Governance regarding its independence and assessed the independence of Pay Governance under New York Stock Exchange rules and concluded that Pay Governance’s work for the Committee does not raise any conflict of interest. Factors considered by the Committee include: (i) whether other services are provided to us by Pay Governance or its representatives; (ii) the amount of fees received by Pay Governance from us as a percentage of Pay Governance’s total revenue; (iii) policies of Pay Governance designed to prevent conflicts of interest; (iv) the absence of any business or personal relationship of representatives of Pay Governance or its representatives with a member of the Committee; (v) whether Pay Governance or its advisors to the Committee own any of our securities; and (vi) whether Pay Governance or its representatives have any business or personal relationship with any of our executive officers.

Role of Executives

Our Compensation Committee seeks the views of our President and Chief Executive Officer in setting and administering our executive compensation programs. In particular, at the beginning of each year, Mr. Sweeney oversees the development of proposed corporate goals for purposes of annual incentive compensation. These goals are derived from our corporate business plan and are selected to reinforce and enhance achievement of our operating and growth objectives. The Compensation Committee reviews these goals with Mr. Sweeney, adopts revisions it deems appropriate and determines the final goals for compensation.

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Following the end of each year, Mr. Sweeney reviews with the Compensation Committee, at several meetings, the achievement of corporate performance goals and the performance of each other current named executive officer and presents his evaluation of such executive officer’s performance to the Committee. Decisions about individual compensation elements and total compensation are made by the Committee, using its judgment, focusing primarily on each current named executive officer’s performance as well as our overall performance. With respect to the non-quantitative performance measures applicable to our executives, the Committee relies heavily on the views of Mr. Sweeney (other than as to himself). As President and Chief Executive Officer, Mr. Sweeney oversees the day-to-day performance of the other current named executive officers. As such, our Compensation Committee believes that he is well positioned to evaluate their performance and make recommendations as to their overall compensation.

In addition to the role played by our President and Chief Executive Officer, our other executive officers furnish such industry data and legal and financial analyses as the Committee requests from time to time.

IV. 2021 Executive Compensation

Use of Peer Group Data

Our Compensation Committee, in consultation with its compensation consultant, developed a peer group as a frame of reference for our executive compensation. Our Compensation Committee selects companies for inclusion in the peer group that primarily acquire, sell, develop, lease and manage sizeable office real estate portfolios. In selecting companies, the Committee also considers their equity and total capitalization and geographic location as well as third party considerations (for example, where members of the financial community treat a particular company as being a Company peer). Our Compensation Committee has not selected or excluded companies from the peer group on account of their compensation practices. Our Compensation Committee believes that peer group data are an indicator of compensation opportunities at companies that might recruit our executives and the data therefore help the Committee set compensation at competitive levels. Our Compensation Committee also believes that peer group data provide perspective on performance measurement practices and linkages between pay and performance. The Committee does not set specific pay targets or otherwise engage in formal “benchmarking” of compensation of our executives against executives at peer group companies. The Committee does, however, attempt to set total compensation for each current named executive near the middle of the peer group data while allowing for the possibility of greater or lesser compensation based upon our corporate and individual performance.

Our Compensation Committee reviews our peer group at least annually. Following the completion of our annual peer group review for 2021, the Compensation Committee made no changes to the peer group for use in competitive pay studies, which included:

●	Columbia Property Trust Inc.(1)	●	Hudson Pacific Properties, Inc.

●	Corporate Office Properties Trust Inc.	●	Kilroy Realty Corp.

●	Cousins Properties Inc.	●	Mack-Cali Realty Corporation

●	Douglas Emmett, Inc.	●	Paramount Group, Inc.

●	Empire State Realty Trust, Inc.	●	Piedmont Office Realty Trust Inc.

●	Equity Commonwealth	●	Washington Real Estate Investment Trust

●	Highwoods Properties, Inc.

(1)	Columbia Property Trust Inc. ceased to be public in September 2021 and is longer be part of the peer group.

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Base Salary

Base salary represents the fixed portion of an executive’s compensation and provides a regular stream of income and financial security. In setting base salaries, our Compensation Committee considers the responsibilities, skills, experience and performance of the executives and relies heavily on the views of our President and Chief Executive Officer as to the impact, contribution and expertise of our executives (except in the case of himself and his compensation). In setting base salaries, our Compensation Committee also considers the linkage of base salaries to the elements of our compensation that are tied to base salaries (such as severance and change in control benefits and annual and long-term incentive targets that are computed as a multiple of base salary). As part of the annual compensation process, the Committee may adjust base salaries to reflect changes in market data or in an executive’s responsibilities, skills, experience and performance.

For 2021, the base salaries of our current NEOs were unchanged, as reflected in the table below:

Name	2020 Base Salary	2021 Base Salary	% Increase

Gerard H. Sweeney	$750,000	$750,000	0%

Thomas E. Wirth	$455,000	$455,000	0%

H. Jeffrey DeVuono	$415,000	$415,000	0%

George D. Johnstone	$375,000	$375,000	0%

William D. Redd	$380,000	$380,000	0%

Annual Incentive Awards

Annual incentive awards are designed to reward executives for achievement of annual performance goals linked to the achievement of our annual company goals. Each year our Compensation Committee establishes a target amount for annual incentive awards for each executive, with the target amount expressed as a percentage of the executive’s base salary. The targeted amounts take into account all factors that the Committee deems relevant, including the input of Pay Governance as to competitive compensation levels, the recommendation of our President and Chief Executive Officer (except with respect to his own target), responsibilities of the executives and the Committee’s view of market conditions.

2021 target percentages for annual incentive awards for NEOs were as follows (which were unchanged from 2020 target percentages):

Name	2021 Target Award as a % of Base Salary

Gerard H. Sweeney	200%

Thomas E. Wirth	100%

H. Jeffrey DeVuono	100%

George D. Johnstone	100%

William D. Redd	100%

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2021 Annual Incentive Performance Goals and Outcomes

Payouts under the 2021 annual incentive are determined primarily with reference to our achievement of corporate performance goals related to operations, leasing and capital management. We refer to this array of performance goals as our “corporate scorecard.” The scorecard is established by the Compensation Committee annually, in the first quarter of year. The 2021 scorecard is shown below, including actual performance outcomes and the resulting payout percentages.

Payout Range	85%	100%	175%

Performance Measure	Minimum	Target	Maximum	Actual Performance	% of Target Achieved	% Weighting (of 100%)	Weighted Achievement

OPERATIONS (20% WEIGHTING)

FFO(1)	$1.32	$1.37	$1.42	$1.37	100%	6.67%	6.67%

Cash Available for Distribution, as adjusted (CAD)(2)	$0.93	$0.98	$1.03	$0.99	115%	6.67%	7.67%

Same Store (accrual-based) NOI Growth(3)	0.0%	1.0%	2.0%	0.4%	91%	6.67%	6.07%

						20.00%	20.40%

LEASING (30% WEIGHTING)

Spec Revenue Achievement ($MM)	$18.0	$19.0	$20.0	$21.0	175%	10.00%	17.50%

Year-End Leased	92.0%	93.0%	94.0%	93.0%	100%	10.00%	10.00%

Revenue Maintaining Capital (% lease revenue)(4)	12.0%	11.0%	10.0%	11.0%	100%	10.00%	10.00%

						30.00%	37.50%

CAPITAL (50% WEIGHTING)

Aggregate Investment Activity ($MM)	$691.0	$741.0	$791.0	$771.0	145%	12.50%	18.13%

Generate two development / redevelopment starts	2 Starts	3 Starts	> 3 Starts	3 Starts	100%	12.50%	12.50%

Net Debt / EBITDA*(5)	6.7x	6.6x	6.5x	6.5x	175%	12.50%	21.88%

Interest Coverage Ratio*	3.9x	4.0x	4.1x	4.2x	175%	12.50%	21.88%

						50.00%	74.38%
* Represents annualized fourth quarter metric.					Formulaic Outcome:		132.28%

					CEO Recommendation:		130.00%

				Committee-Approved Payout to NEOs:			130.00%

(1)        We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. NAREIT defines FFO as net income (loss) before non-controlling interests of unit holders (preferred and common) and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in

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accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

(2)        Cash available for distribution, or CAD, is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented in our investor presentations solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies. For purposes of the scorecard, our Compensation Committee adjusts CAD to reflect intra-year capital markets and other transaction activity not taken into account in the initial scorecard metric.

(3)        NOI, or net operating income, is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders. Our same store portfolio generally consists of those properties that we owned for the entirety of each of the periods being compared, but for purposes of the scorecard, our Compensation Committee adjusted the same store portfolio to exclude termination fees, bad debt expense and other income. Refer to Appendix A to this proxy statement for a reconciliation of our 2021 same store NOI to our 2021 net income available to common shareholders.

(4)        Revenue maintaining capital expenditures are a component of our CAD calculation and represent the portion of capital expenditures required to maintain our current level of cash available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was incurred. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base. Accordingly, we exclude capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.

(5)        Ratio of Net Debt to EBITDA excludes capital market transaction items.

The foregoing include various non-GAAP measures. Please see Appendix A for reconciliation of those measures to our published financial statements.

Our annual incentive program reserves to the Compensation Committee the right to adjust the overall corporate scorecard outcome upward or downward by 25% to reflect the Compensation Committee’s subject evaluation of our performance in matters such as strategic accomplishments or our performance relative to peer companies. The annual incentive program reserves to the Compensation Committee the right to adjust any individual NEO’s annual incentive payout, based on the Compensation Committee’s subjective evaluation of that executive’s individual performance and/or the performance of any business unit, function or region managed by that executive. Mr. Sweeney’s performance is evaluated solely by the Compensation Committee. The Committee also evaluates the individual performance of other NEOs after receiving recommendations from Mr. Sweeney. While the Compensation Committee does not often make significant discretionary adjustments to individual annual incentive payouts, the Compensation Committee views its discretionary authority as a tool to ensure individual accountability.

2021 Annual Incentive Payouts

After reviewing the corporate scorecard results, our performance more generally, the performance of individual executives and the recommendations of our CEO, the Compensation Committee approved 2021 annual incentive payouts to each NEO in the amounts shown in the table below. The approved amounts were paid in cash to each NEO in the first quarter of 2022.

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	2021 ANNUAL INCENTIVE FINAL PAYOUT
Name	Cash Amount	Total Payout % of Target
Gerard H. Sweeney	$1,950,000	130%
Thomas E. Wirth	$591,500	130%
H. Jeffrey DeVuono	$540,000	130%
George D. Johnstone	$487,500	130%
William D. Redd	$494,000	130%

Equity-Based Long-Term Incentive Compensation

Consistent with our compensation objectives, our equity-based long-term incentive program is designed to assist us in attracting and retaining high quality executives, while tying a significant portion of compensation to our financial performance, principally in the case of this program to our total shareholder return. For the awards made in February 2021 and consistent with prior year practice, the Compensation Committee, after consultation with Pay Governance, determined target long-term incentive award values for each executive officer as set forth below:

Name	2021 TARGET LTI AWARD AS A % OF BASE SALARY
Gerard H. Sweeney	450%
Thomas E. Wirth	240%
H. Jeffrey DeVuono	200%
George D. Johnstone	200%
William D. Redd	200%

2021 Long-Term Incentive Plan Design

Consistent with prior years, equity-based awards for executive officers in 2021 are intended to address both the long-term performance and retention objectives of our equity compensation philosophy, delivered as follows:

Equity-based long-term incentive awards are delivered as a mix of two-thirds performance share units (“PSUs”) and one-third time-vesting restricted share rights

PSUs which may be earned based on our three-year total shareholder return relative to the component members (excluding ourselves) of the FTSE NAREIT Equity Office Index. If the Company’s total shareholder return during the measurement period is negative, the maximum number of PSUs that may be earned notwithstanding relative to total shareholder return achievement above the target level is limited to 100% of the target level

Restricted share rights generally vest in equal proportions over three years subject to continued employment with the Company; which the Committee believes enhances executive officer retention. Dividends are paid on restricted shares over the vesting period.

The 2021 restricted shares rights also include an outperformance modifier attached that can increase the original award up to 200% based on Brandywine’s achievement of superior results for two performance measures during the three-year period ending December 31, 2023.

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Awards are subject to accelerated vesting or settlement upon death, disability, involuntary termination or qualifying retirement, as further described below under “Vesting and Forfeiture Provisions”

2021 Restricted Share Rights Outperformance Modifier

The restricted shares right awards include an outperformance modifier that can increase the original award up to 200% based on Brandywine’s achievement of superior results for average funds from operations (FFO) growth and aggregate investment activity, weighted equally, during the three-year period ending December 31, 2023. These goals are intentionally ambitious and their achievement was not considered probable on the date of grant.

Half of any additional shares earned under this outperformance feature will vest based on continued service through each of January 1, 2024 and January 1, 2025, provided that this additional service requirement will be waived in the event of a death, disability or qualifying retirement. In the case of death, disability or qualifying retirement prior to December 31, 2023, the opportunity to earn additional shares under the outperformance feature will remain in effect, but the number of additional shares earned at the conclusion of the performance period (if any) will be pro-rated to reflect the fraction of the performance period actually worked.

Dividend equivalents on any additional shares earned under the outperformance feature will be credited in cash, but only with respect to dividends paid following the end of the applicable performance period and will be subject to the same vesting and payment terms as the shares to which they relate.

2021-2023 Performance Share Unit Award Terms

Our PSUs may be earned based on the percentile rank of our three-year total shareholder return relative to the other members of the FTSE NAREIT Equity Office Index. The payout scale for the 2021-2023 performance period is presented below and is unchanged from the 2020-2022 program:

Percentile Rank	PSU Payout %
75th Percentile and above	200%
50th Percentile	100%
25th Percentile	50%
Below 25th Percentile	0%

For PSUs granted in 2021, dividend equivalents are credited in respect of outstanding PSUs in the form of additional PSUs, based on the fair market value of our shares on the dividend payment date, and such additional PSUs are subject to the same performance vesting criteria as the original PSUs.

Vesting and Forfeiture Provisions

Equity awards that remain unvested upon the holder’s termination of employment with us will vest or be forfeited depending on the reason for the termination. The table below, as supplemented by the notes to the table, summarizes these provisions:

Reason for Termination	Effect on Awards
Voluntary Termination by Executive not eligible for Qualifying Retirement (1)	● Forfeit

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Change in Control

● Early measurement for outperformance component of restricted common share awards (“outperformance shares”), with earned outperformance shares remaining subject to time vesting requirements

● Early measurement and payout for PSUs

● Restricted common shares (including any earned but unvested outperformance shares) vest and shares are delivered if an involuntary termination occurs within one year

Death or Disability

● Performance period for outperformance shares remains open, with payout at the end of performance period (pro-rated based on the portion of the period actually served)

● Early measurement and payout for PSUs

● Restricted common shares vest and shares are delivered (including any previously earned but unvested outperformance shares)

Qualifying Retirement (1)

● Performance period for outperformance shares remains open, with payout at the end of performance period (pro-rated based on the portion of the period actually served)

● Early measurement and payout for PSUs (pro-rated based on the portion of the performance period actually served

● Shares underlying restricted common shares are delivered (including any previously earned but undelivered outperformance shares)

(1)

Qualifying Retirement means an executive’s voluntary termination of employment after reaching age 57 and accumulating at least 15 years of service with us. Three of our current named executive officers, Mr. Sweeney, Mr. Johnstone and Mr. Redd, have met conditions to elect a qualifying retirement as of the date of this proxy statement. The remaining named executive officers become retirement eligible as of the following dates: Mr. Wirth in December 2024 and Mr. DeVuono in July 2022.

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2019-2021 Performance Share Unit Award Outcomes

For the 2019-2021 period, our 18.9% total shareholder return ranked at the 70th percentile of the FTSE NAREIT Equity Office Index (excluding us), resulting in a payout of 2019-2021 PSUs at 180% of target. This resulted in the named executive officers earning the number of units shown below:

Name	Performance Units Earned (#)
Gerard H. Sweeney	159,861

Thomas E. Wirth	61,976
H. Jeffrey DeVuono	40,333

George D. Johnstone	32,495
William D. Redd	36,892

2019-2021 Outperformance Modifier Outcomes

The 2019 restricted shares right awards included an outperformance modifier that could have increased the original award up to 200% based on Brandywine’s achievement of superior results for average same store cash NOI growth and development activity, weighted equally, during the three-year period ending December 31, 2021. These goals were intentionally ambitious and their achievement was not considered probable on the date of grant. As of the end of the applicable period, the outperformance goals were not achieved at levels sufficient to activate the outperformance modifier and therefore there was no increase in the shares deliverable under the 2019 restricted share rights awards.

Deferred Compensation Plan

We maintain a deferred compensation plan that enables our executives to defer a portion of their base salaries, annual incentive awards and equity awards. The amounts deferred are not included in the executive’s current taxable income and, therefore, are not currently deductible by us. The executives select from a limited number of mutual funds and investment alternatives which serve as measurement funds, and the deferred amounts are increased or decreased to correspond to the market value of the selected investments. We generally do not provide any matching contribution to any executive officer who participates in this plan, other than a limited amount to make up for any loss of matching contributions under our Section 401(k) plan due to Internal Revenue Code limits. However, an executive who defers more than 25% of his or her annual incentive award into the Company Share Fund under the deferred compensation plan will receive a 15% matching contribution on the excess amount, which matching contribution will itself be invested in the Company Share Fund. We maintain this plan to help ensure that our benefits are competitive. See “Compensation Tables and Related Information - Nonqualified Deferred Compensation.”

Other Benefits

Our executives participate in company-sponsored benefit programs available generally to all our salaried employees, including our shareholder-approved non-qualified employee share purchase plan and our Section 401(k) plan. For 2021, our 401(k) plan provided a company matching contribution of 30% of the first 6% of eligible compensation contributed to the plan, up to a maximum company matching contribution of $5,220. Other benefits, such as health and dental plans, group term life insurance and short- and long-term disability insurance, are also available generally to all our salaried employees.

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Perquisites

We do not provide perquisites to our executive officers.

Post-Termination Benefits; Qualifying Retirement

We provide post-employment benefits to our executive officers that vary based on the executive and the circumstances of the executive’s termination. See “Employment and Other Agreements” and “Potential Payments upon Termination of Employment or Change-in-Control.”

We have “change of control” severance agreements with our executive officers which condition (other than with respect to our President and Chief Executive Officer) the executive’s entitlement to severance following a change of control upon a so-called “double trigger.” Under a double-trigger, the executive is entitled to severance only if, within a specified period following the change of control, the terms of his or her employment are adversely changed or he or she is terminated without cause, except for our President and Chief Executive Officer, who would be entitled to severance if he were to resign within six months following the change of control or his employment were terminated without cause. Our Compensation Committee believes that the severance protection that we provide is important in enabling us to attract and retain high quality executives and that it is in our best interest to have agreements with our senior executives that maintain their focus on, and commitment to, us notwithstanding a potential merger or other change of control transaction.

V. Key 2022 Executive Compensation Actions

Key 2022 Executive Compensation Actions

The number of shares subject to PSU awards (at target) and restricted share rights granted to each NEO as part of our 2022 long-term incentive compensation program are summarized below:

Name	PSUs (at target) (#)	Restricted Share Right Awards (#)
Gerard H. Sweeney	180,505	90,253

Thomas E. Wirth	58,790	29,395
H. Jeffrey DeVuono	47,262	23,631

George D. Johnstone	42,690	21,345
William D. Redd	44,124	22,062

The restricted shares right awards again include an outperformance modifier that can increase the number of shares payable under the award by up to 200% based on Brandywine’s achievement of superior results for two performance measures during the three-year period ending December 31, 2024. For 2022 awards, half of the outperformance feature is again based on average FFO growth and half is again based on aggregate investment activity. The outperformance goals are intentionally ambitious and their achievement was not considered probable on the date of grant.

Our PSU award design was modified to remove dividend equivalent rights.

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The following table reflects the increases in our named executive officers’ base salaries approved by the Compensation Committee for 2022:

Name	2021 Base Salary	2022 Base Salary	% Increase
Gerard H. Sweeney	$750,000	$800,000	6.7%

Thomas E. Wirth	$455,000	$469,000	3.1%
H. Jeffrey DeVuono	$415,000	$428,450	3.2%

George D. Johnstone	$375,000	$387,000	3.2%
William D. Redd	$380,000	$400,000	5.3%

All of our named executive officers’ target bonus opportunities, as a percentage of their base salaries, are unchanged for 2022.

Each of Mr. Johnstone and Mr. Redd entered into a restated Change of Control agreement with us that increases his severance benefits in the event of an involuntary termination following a change of control from 1.75x to 2.0x the sum of (1) the executive’s base salary, and (2) the greater of (i) the annual bonus most recently paid to the executive prior to the change of control, or (ii)  the executive’s target bonus for the year of the change of control.

VI. Additional Executive Compensation Policies and Practices

Timing of Equity and Other Awards

We do not have any process or practice to time the grant of equity awards in coordination with our release of earnings or other material non-public information. Historically, our Compensation Committee has approved annual incentive awards and equity-based long-term incentive awards after the completion of each fiscal year, following review of pertinent fiscal year information and industry data. The date on which the Committee has met has varied from year to year, primarily based on the schedules of Committee members and the timing of compilation of data requested by the Committee. We do not time the release of material information to affect the value of executive compensation.

Compensation Recovery; Clawback Agreements

We have entered into “clawback” agreements with each of our executive officers that provide that in the event of an accounting restatement due to material non-compliance with federal securities laws, and without regard to misconduct, we have the right to recover incentive-based compensation that was computed on the basis of erroneous data during the three-year period preceding the accounting restatement and that exceeded what should have been paid on the basis of the corrected data.

Share Ownership Requirements

We maintain minimum share ownership requirements for our executives. We include these requirements in our Corporate Governance Principles. Our executive officers are required to own, within five years of their appointment as an executive officer, the lesser of (x) 75% of the number of common shares or share equivalents awarded to such executive officer for no consideration (other than such officer’s services) under an equity compensation program during the sixty-month period that precedes the testing date, less shares withheld for taxes and (y) common shares or share equivalents that have a market value (based on the average of the closing common share prices as reported on the New York Stock

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Exchange for the twelve-month period ending on June 30 of the calendar year that precedes the date of computation) at least equal to a multiple of the officers base salary. In the case of our President and Chief Executive Officer, the multiple is six, and in the case of our other executive officers, the multiple is four. Each of our executive officers is in compliance with the share ownership requirements. If an officer were not to meet the requirements, the officer would be restricted from selling any common shares (or share equivalents) that have been or are thereafter awarded to him or her under any of our equity compensation programs until such officer met the requirements, except as required by law or upon the approval of the Board or the Compensation Committee or (except as to himself) the President and Chief Executive Officer.

Hedging Prohibition

Our executives and Trustees are prohibited from hedging their ownership or offsetting any decline in the market value of our shares, including by trading in publicly-traded options, puts, calls or other derivative instruments related to our shares.

Pledges and Transactions in Shares

Our executives and Trustees are prohibited from pledging our shares as collateral for loans.

Compensation and Risks

Our Compensation Committee believes that the risks material to our business are those that derive from broad-based economic trends and specific trends related to the types of real estate we own and operate in our relevant markets. We do not believe that these risks are materially affected by, or materially arise from, our compensation policies and practices. We believe that our compensation policies and practices support achievement of competitive performance without unnecessary and excessive risk taking. Our annual incentive awards and equity-based long-term incentive awards are based on a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance. In addition, our share ownership requirements encourage our executives to focus on sustained share price appreciation rather than short-term results. Furthermore, compliance and ethical behavior are integral factors considered in all performance assessments.

Accounting Considerations

Prior to implementation of a compensation program and awards under the program, we evaluate the cost of the program and awards in light of our current budget and anticipated budget. We also review the design of compensation programs to assure that the recognition of expense for financial reporting purposes is consistent with our financial modeling.

Tax Considerations

Prior to implementation of a compensation program and awards under the program, we evaluate the federal income tax consequences, both to us and to our executives, of the program and awards. Before approving a program, our Compensation Committee receives an explanation from our outside professionals as to the expected tax treatment of the program and awards under the program.

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Consideration of Prior Year Compensation

The primary focus of our Compensation Committee in setting executive compensation is the executive’s current level of compensation, including recent awards of long-term incentives, in the context of current levels of compensation for similarly situated executives at peer companies, taking into account the executive’s performance and our corporate performance. The Committee has not adopted a formulaic approach for considering amounts realized by an executive from prior equity-based awards.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis with our management, which has the responsibility for preparing the Compensation Discussion and Analysis. Based upon this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in our proxy statement for our 2022 annual meeting of shareholders.

Submitted by:

James C. Diggs (Chair)

Michael J. Joyce

Charles P. Pizzi

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Compensation Tables and Related Information

The following tables and footnotes set forth information, for the three most recent fiscal years, concerning compensation awarded to, earned by or paid to: (i) our President and Chief Executive Officer, (ii) our Executive Vice President and Chief Financial Officer and (iii) each of our three other most highly compensated executive officers in 2021 who were serving as executive officers at December 31, 2021 (our “named executive officers”).

Summary Compensation Table

Current Executive Name and Principal Position	Year	Salary (1)	Share Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Gerard H. Sweeney President and Chief Executive Officer	2021	$750,000	$3,375,006	$1,950,000	$14,038(5)	$6,089,044
	2020	$750,000	$3,187,497	$1,350,000	$13,948	$5,301,445
	2019	$750,000	$2,867,485	$1,650,000	$67,701	$5,335,186
Thomas E. Wirth Executive Vice President, Chief Financial Officer	2021	$455,000	$1,091,998	$591,500	$5,220(6)	$2,143,718
	2020	$454,167	$1,023,738	$409,500	$5,130	$1,892,535
	2019	$445,833	$1,007,264	$495,000	$5,040	$1,953,137
H. Jeffrey DeVuono Executive Vice President and Regional Managing Director	2021	$415,000	$829,993	$540,000	$5,220(6)	$1,790,213
	2020	$414,167	$726,251	$373,500	$5,130	$1,519,048
	2019	$408,333	$657,994	$451,000	$5,040	$1,522,367
George D. Johnstone Executive Vice President, Operations	2021	$375,000	$750,003	$487,500	$5,220(6)	$1,617,723
	2020	$379,167	$664,995	$337,500	$5,130	$1,386,792
	2019	$365,625	$530,940	$403,000	$5,040	$1,304,605
William D. Redd Executive Vice President and Senior Managing Director	2021	$380,000	$760,003	$494,000	$5,220(6)	$1,639,223
	2020	$373,667	$562,504	$323,000	$5,130	$1,264,301
	2019	$370,167	$606,116	$412,000	$5,040	$1,393,323

(1)

Executives are eligible to defer a portion of their salaries under our Nonqualified Deferred Compensation Plan. The amounts shown in this column have not been reduced by any deferrals under the Nonqualified Deferred Compensation Plan. Amounts deferred in 2021 are shown in the Nonqualified Deferred Compensation table below.

(2)

This column represents the grant date fair value of Share Awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Share Awards consist of (i) restricted common share rights and (ii) awards of performance units. The grant date fair value of each restricted common share right awarded on March 4, 2021 was equal to the closing price on New York Stock Exchange on the award date ($12.66). The grant date fair value for the performance units awarded on March 4, 2021 was $16.77 and was determined using a Monte Carlo simulation probabilistic valuation model. We assumed volatility of 34.4%, which was calculated based on the volatility of our share price over the preceding six years, using weekly share price observations (average peer volatility over the same period was 33.3%).

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Our actual total shareholder return from the beginning of the performance period through the grant date was 10.8%, which was calculated using a 30-day average share price as the beginning share price and the share price on the grant date as the ending share price (average shareholder return for the index for the same period was 6.8%). The amounts listed in this column include the following amounts for performance units awarded in 2021: for Mr. Sweeney, $2,250,115; for Mr. Wirth, $728,036; for Mr. DeVuono, $553,360; for Mr. Johnstone, $500,031; and for Mr. Redd, $506,689. Per SEC rules, the values of these units are reported in this column based on their probable outcomes at the grant date. However, the terms of the units permit additional shares to be earned based on performance. The grant date value of the maximum number of common shares that may be earned under the units was $4,500,230 for Mr. Sweeney, $1,456,072 for Mr. Wirth, $1,106,719 for Mr. DeVuono, $1,000,062 for Mr. Johnstone, and $1,013,378 for Mr. Redd. Similarly, the amounts listed in this column also include the following amounts in respect of restricted common share rights awarded in 2021 that include an outperformance modifier which could increase the number of shares issuable under the award: for Mr. Sweeney, $1,124,892; for Mr. Wirth, $363,962; for Mr. DeVuono, $276,634; for Mr. Johnstone, $249,972; and for Mr. Redd, $253,314. Per SEC rules, the values of these restricted common share rights are reported based on their grant date fair values, which reflect that the achievement of the outperformance goals was not considered probable on the grant date. The grant date value of the maximum number of common shares that may be earned under these awards was $3,374,675 for Mr. Sweeney, $1,091,887 for Mr. Wirth, $829,901 for Mr. DeVuono, $749,915 for Mr. Johnstone, and $759,942 for Mr. Redd.

(3)	These amounts reflect annual incentives actually earned in cash. Executives are eligible to defer a portion of the amounts earned into our Deferred Compensation Plan.

(4)	Amounts in this column do not include dividends paid on unvested restricted common shares rights because the dollar value of dividends has been factored into the grant date fair value of the rights.

(5)

Represents for 2021 (i) $5,220 in employer matching and profit sharing contributions to our 401(k) retirement and profit sharing plan; and (ii) $8,818 from participation in the Employee Share Purchase Plan.

(6)	Represents for 2021 $5,220 in employer matching and profit sharing contributions to our 401(k) retirement and profit sharing plan.

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Grants of Plan-Based Awards

Current Executive Name	Grant Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#) (2)			All Other Share Awards: Number of Shares (#)	Grant Date Fair Value of Share and Option Awards (3)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Gerard H. Sweeney	Annual Incentive	n/a	$1,275,000	$1,500,000	$2,625,000
	Performance Units	3/4/2021				67,088	134,175	268,350		$2,250,115
	Restricted Common Share Rights(4)(5)	3/4/2021							88,854	$1,124,892
Thomas E. Wirth	Annual Incentive	n/a	$386,750	$455,000	$796,250
	Performance Units	3/4/2021				21,707	43,413	86,826		$728,036
	Restricted Common Share Rights(4)(5)	3/4/2021							28,749	$363,962
H. Jeffrey DeVuono	Annual Incentive	n/a	$352,750	$415,000	$726,250
	Performance Units	3/4/2021				16,499	32,997	65,994		$553,360
	Restricted Common Share Rights(4)(5)	3/4/2021							21,851	$276,634
George D. Johnstone	Annual Incentive	n/a	$318,750	$375,000	$656,250
	Performance Units	3/4/2021				14,909	29,817	59,634		$500,031
	Restricted Common Share Rights(4)(5)	3/4/2021							19,745	$249,972
William D. Redd	Annual Incentive	n/a	$323,000	$380,000	$665,000
	Performance Units	3/4/2021				15,107	30,214	60,428		$506,689
	Restricted Common Share Rights(4)(5)	3/4/2021							20,009	$253,314

(1)

The “Threshold” column represents the amount payable when threshold performance is met. The “Target” column represents the amount payable if the specified performance targets are reached. The “Maximum” column represents the maximum payment opportunity. See “Compensation Discussion and Analysis - Discussion - Annual Incentive Awards.”

(2)

All equity and equity-based awards were made under our Amended and Restated 1997 Long-Term Incentive Plan. The numbers shown under Estimated Future Payouts Under Equity Incentive Plan Awards represent the number of shares potentially issuable under performance unit awards, not including performance units resulting from the deemed reinvestment of amounts equal to future dividends paid on an equivalent number of common shares. See “Compensation Discussion and Analysis - Equity-Based Long-Term Incentive Compensation - Performance Units” for a description of, and a discussion of the objectives of, the performance units.

(3)	The amounts shown in this column represent the grant date fair value of awards on the date of grant, computed in accordance with FASB ASC Topic 718.

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(4)

Consists of restricted common share rights that vest in three equal installments on each of April 15, 2022, April 15, 2023 and April 15, 2024. Vesting of restricted common share rights would accelerate if the recipient of the award were to die, become disabled or experience a “qualifying employment termination.” A “qualifying employment termination” would occur only if, prior to the first anniversary of the change of control, the executive were terminated without cause or the executive resigned for “good reason” on account of an adverse change in the executive’s compensation, position or responsibilities. Upon eligibility for qualifying retirement (i.e., attainment of age 57 with at least 15 years of service), a grantee is fully vested in these restricted common share rights, but the issuance of shares will not occur until the otherwise applicable vesting date (or, if sooner, the grantee’s separation from service).

(5)

These restricted common share rights also include an outperformance modifier attached that could increase the original award up to 200% based on Brandywine’s achievement of superior results for same-store net operating income growth and aggregate investment activity, weighted equally, during the three-year period ending December 31, 2023. See “Compensation Discussion and Analysis - Equity-Based Long-Term Incentive Compensation - 2021 Restricted Share Rights Outperformance Modifier” for description of this outperformance feature.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes information regarding outstanding equity awards held by our named executive officers as of December 31, 2021. In accordance with SEC rules, the market values shown in the table below are based on the closing price of our common shares on December 31, 2021 ($13.42).

	OPTION AWARDS				SHARE AWARDS
Current Executive Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#) (1)(2)	Market Value of Shares That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Gerard H. Sweeney	13,333	0	$6.21	(4)	0 (5)	$0 (5)	601,100	8,066,755
	33,333	0	$14.31	(4)
	0	0	$0
Thomas E. Wirth	0	0	$0		50,926	$683,427	193,802	2,600,823
H. Jeffrey DeVuono	0	0			37,193	$499,130	142,612	1,913,846
George D. Johnstone	0	0	$0		0 (5)	$0 (5)	120,387	1,615,594
William D. Redd	0	0			0 (5)	$0 (5)	130,584	1,752,437

(1)	The unvested shares shown in this column vest in the following amounts and on the following dates, based on the continued service of the grantee:

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2022 PROXY STATEMENT

Current Executive Name	Number of Unvested Shares	Vesting Date
Gerard H. Sweeney	0
Thomas E. Wirth	24,001	4/15/22
	17,342	4/15/23
	9,583	4/15/24
H. Jeffrey DeVuono	17,122	4/15/22
	12,788	4/15/23
	7,283	4/15/24
George D. Johnstone	0
William D. Redd	0

(2)

The vesting of these awards will accelerate if the grantee dies, becomes disabled or experiences a qualifying employment termination (as defined above in footnote 4 of the Grant of Plan-Based Awards table).

(3)

Represents hypothetical payout value, if any, under performance units and the outperformance feature of restricted common share rights awarded on March 4, 2021 and March 5, 2020. For a discussion of the relevant terms of these awards, see “Compensation Discussion and Analysis - Equity-Based Long-Term Incentive Compensation.” In accordance with SEC rules, we have shown the number and value of these awards based on actual performance through December 31, 2021, rounded up to the next performance interval. This results in the following assumptions: for 2021-2023 performance units, maximum performance assumed; for 2020-2022 performance units, maximum performance assumed; for the outperformance feature of 2021 restricted share right awards, threshold performance assumed; and for the outperformance feature of 2020 restricted share rights awards, threshold performance assumed. The actual number and value of common shares, if any, that we will issue in respect of these awards will depend on actual performance through the end of the applicable performance period. The individual award amounts (based on the performance assumptions stated above) and vesting dates are summarized below:

Executive Name	Award	Number of Unearned Shares	Vesting Date
Gerard H. Sweeney	2020-2022 PSU	252,088	12/31/22
	2021-2023 PSU	268,350	12/31/23
	2020 Outperformance	36,235	50% on 1/1/23; 50% on 1/1/24
	2021 Outperformance	44,427	50% on 1/1/24; 50% on 1/1/25
Thomas E. Wirth	2020-2022 PSU	80,964	12/31/22
	2021-2023 PSU	86,826	12/31/23
	2020 Outperformance	11,638	50% on 1/1/23; 50% on 1/1/24
	2021 Outperformance	14,375	50% on 1/1/24; 50% on 1/1/25
H. Jeffrey DeVuono	2020-2022 PSU	57,436	12/31/22
	2021-2023 PSU	65,994	12/31/23
	2020 Outperformance	8,256	50% on 1/1/23; 50% on 1/1/24
	2021 Outperformance	10,926	50% on 1/1/24; 50% on 1/1/25
George D. Johnstone	2020-2022 PSU	44,486	12/31/22
	2021-2023 PSU	59,634	12/31/23
	2020 Outperformance	6,395	50% on 1/1/23; 50% on 1/1/24
	2021 Outperformance	9,873	50% on 1/1/24; 50% on 1/1/25

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William D. Redd	2020-2022 PSU	52,592	12/31/22
	2021-2023 PSU	60,428	12/31/23
	2020 Outperformance	7,560	50% on 1/1/23; 50% on 1/1/24
	2021 Outperformance	10,005	50% on 1/1/24; 50% on 1/1/25

To receive any shares earned under the PSUs, a grantee must generally remain employed by us through the end of the applicable performance period. Similarly, receipt of 50% of any shares earned under the outperformance feature of restricted share right awards is generally conditioned on employment until the day after the end of the applicable performance period, and receipt of the remaining 50% is generally conditioned on employment until one year later. However, see below under the heading “Equity Award Agreements” for certain termination scenarios where these vesting conditions may be waived (such as in connection with a death, disability or qualifying retirement).

(4)	These options have an expiration date tied to Mr. Sweeney’s employment with us.

(5)	Excludes shares subject to outstanding restricted common share rights that are non-forfeitable because Mr. Sweeney, Mr. Johnstone and Mr. Redd are eligible for qualifying retirement.

Option Exercises and Shares Vested

	OPTION AWARDS		SHARE AWARDS

Current Executive Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Gerard H. Sweeney	181,291	$119,652	262,488 (2)	$3,450,790 (2)
Thomas E. Wirth	25,745	$16,992	96,299	$1,281,692
H. Jeffrey DeVuono	0	$0	64,192	$854,060
George D. Johnstone	27,665	$18,259	53,377 (2)	$700,961 (2)
William D. Redd	0	$0	58,298 (2)	$766,719 (2)

(1)

Reflects the number of restricted common shares (or share equivalents) that vested in 2021 multiplied by the closing market price of the common shares on the vesting date ($13.11 on April 15, 2021, except as indicated in footnote 2 below for a portion of the shares held by Mr. Sweeney, Mr. Johnstone and Mr. Redd) plus the number of common shares issued in settlement on 2019 Performance Units multiplied by the closing market price of the common shares on December 31, 2021 ($13.42).

(2)

In the case of Mr. Sweeney, the number and value of shares acquired upon vesting includes 88,854 restricted common share rights granted to him on March 4, 2021, in the case of Mr. Johnstone, the number and value of shares acquired upon vesting includes 19,745 restricted common share rights granted to him on March 4, 2021, and in the case of Mr. Redd, the number and value of shares acquired upon vesting includes 20,009 restricted common share rights granted to him on March 4, 2021. The closing market price of the common shares on March 4, 2021 was $12.66 per share. The restricted common share rights granted on March 4, 2021 to Mr. Sweeney, Mr. Johnstone and Mr. Redd are included in this table because the awards are non-forfeitable due to these executives’ eligibility for qualifying retirement. However, the shares subject to these awards will generally not be delivered until the earlier of (i) the executive’s separation from service, or (ii) the otherwise applicable vesting dates of April 15, 2022, April 15, 2023 and April 15, 2024.

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Nonqualified Deferred Compensation

Current Executive Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (2)

Gerard H. Sweeney	-	-	$1,512,735	$(767,023)	$12,583,649

Thomas E. Wirth	$110,465	-	$190,111	-	$2,127,309

H. Jeffrey DeVuono	$159,326	-	$265,671	-	$4,097,535

George D. Johnstone	$173,642	-	$177,657	-	$1,715,054

William D. Redd	-	-	$122,292	-	$1,038,774

(1)

The amounts shown reflect 2018, 2019 or 2020 equity awards deferred into our Nonqualified Deferred Compensation Plan in 2021. None of these amounts are also reported in the Summary Compensation Table for 2021.

(2)

All amounts shown in this column have been reported (either as salary, bonus, share awards or non-equity incentive plan compensation) in the Summary Compensation Table of our proxy statements for the current year or prior years (or would have been reported, had the executive been a named executive officer in the applicable year), other than the portion that represents earnings on the amounts deferred. As noted in the narrative below, earnings are credited on the amounts deferred based on the actual performance of notional investments in specified securities. No above-market or guaranteed rates are credited.

Our Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) affords participating executives and Trustees the ability to defer a portion of their base salary, bonus and annual incentive award (or, in the case of our Trustees, annual retainer and Board fees) on a tax-deferred basis. In addition, participants may elect to defer the receipt of equity grants under our long-term incentive plans. If a participant’s matching contributions under our 401(k) plan are limited due to participation in the Deferred Compensation Plan or due to limitations on matching contributions imposed by the Internal Revenue Code, we make a matching contribution for the participant under the deferred compensation plan to the extent the participant has deferred an amount under the Deferred Compensation Plan at least equal to the amount that would have been required if the matching contribution had been made under our 401(k) plan. We have the right, but not the obligation, to make matching contributions for executives on deferred amounts (and/or to make a discretionary profit sharing contribution for executives) covering compensation in excess of $290,000 (for 2021) because the 401(k) plan rules will not permit such matching contributions due to the IRS annual compensation limitation. Participants elect the timing and form of distribution. Distributions are payable in a lump sum or installments and may commence in-service, after a required minimum deferral period, or upon retirement. Except as otherwise noted in the next paragraph, participants elect the manner in which their accounts are deemed invested during the deferral period.

Because the Deferred Compensation Plan is a “nonqualified” deferred compensation plan, we are not obligated to invest deferred amounts in the selected manner or to set aside any deferred amounts in trust. One of the deemed investment options is a hypothetical investment fund (the “Common Share Fund”) consisting of our common shares. Effective for compensation deferred after 2006, all deferrals that are invested in the Company Share Fund will continue to be invested in the Company Share Fund until distribution and will not be eligible to be transferred into other investment funds. An executive who defers more than 25% of his or her annual bonus or annual incentive award into the Company Share Fund is entitled to 15% matching contribution on the excess amount, which matching contribution will itself be invested in the Company Share Fund. All deferred equity grants will be invested in the Company Share Fund and all distributions of benefits attributable to Company Share Fund credits will be paid in common shares.

With respect to post-2004 deferred compensation deemed invested in the Company Share Fund, dividend equivalents are subject to participants’ elections to receive the dividend equivalents in cash or to continue to defer them under the Deferred Compensation Plan. Any dividend equivalents credited to participants’ accounts in the Deferred Compensation Plan will be invested in investment funds selected by the participants other than the Company Share Fund.

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In general, compensation subject to a deferral election, matching contributions and profit sharing contributions are not includible in a participant’s taxable income for federal income tax purposes until the participant receives a distribution from the Deferred Compensation Plan. To the extent amounts under this plan are deductible by us, those deductions will not arise until such amounts are distributed.

Employment and Other Agreements

We have agreements with executives that provide for payments to the executives in connection with their termination of employment or upon a change of control of us. We summarize below, and in the table that follows, circumstances that would trigger payments by us, and the amounts of the payments. We discuss the rationale for these agreements above under “Compensation Discussion and Analysis - Post Termination Benefits; Qualifying Retirement,” including why we have entered into agreements with executive officers that provide for post-employment payments following a change-in-control.

Agreement with our President and Chief Executive Officer

We have a 2007 employment agreement with Gerard H. Sweeney. Mr. Sweeney’s employment agreement provides for an annual base salary of not less than $600,000 ($750,000 for 2021 and $800,000 for 2022). If Mr. Sweeney’s employment with us were not extended upon expiration of the term of his employment agreement, which currently renews annually for successive one-year periods absent advance notice of non-renewal, we would be obligated to provide him with a severance benefit during the one-year period following expiration of the term equal to the sum of his prior year salary and bonus as well as health care benefits. The employment agreement entitles Mr. Sweeney to a payment equal to 2.99 times the sum of his annual salary and annual bonus upon: (i) termination of his employment without cause, (ii) his resignation “for good reason” or (iii) his death. Resignation by Mr. Sweeney within six months following a reduction in his salary, an adverse change in his status or responsibilities, certain changes in the location of our headquarters or a change of control of us would each constitute a resignation “for good reason.” Mr. Sweeney’s employment agreement also includes a tax gross-up for excise tax payments that would be payable upon a change of control and that would put him in the same financial position after-tax that he would have been in if the excise tax did not apply to him. Mr. Sweeney’s severance and change of control benefits were determined by our Compensation Committee and are not conditioned on any non-competition or other post-employment restrictive covenants.

Change of Control Agreements with Executive Officers

In addition to our employment agreement with Mr. Sweeney, we have entered into change of control agreements with our executive officers. These agreements provide that if both (i) a change of control (a “CIC”) occurs at a time when an executive is an employee and (ii) the executive’s employment is terminated other than for cause or the executive resigns for good reason, in either case within a specified number of days (as indicated in the table below under the caption “Coverage Period”) following the CIC, then we (or our successor in the CIC transaction) will pay to the executive the product of: (x) the CIC Multiplier (as indicated in the table below under the caption “CIC Multiplier”) times (y) the sum of (1) the executive’s annual base salary in effect at the time of the CIC plus (2) the greater of (i) the annual bonus most recently paid to the executive prior to the CIC or (ii) the executive’s target bonus for the year in which the CIC occurs. In addition, if the foregoing double trigger (i.e., a CIC and a qualifying employment termination) were to occur, we would provide the applicable executive with continued medical and group term life insurance coverage during the Coverage Period.

The table below shows the Coverage Period and CIC Multiplier for the identified executive officers.

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Name	Coverage Period	CIC Multiplier
Thomas E. Wirth	730 days	2.00
H. Jeffrey DeVuono	730 days	2.00
George D. Johnstone	730 days	2.00*
William D. Redd	730 days	2.00*

*	Increased from 1.75 to 2.00, effective as of February 22, 2022

Equity Award Agreements

Under the terms of our restricted common share right awards, if an executive’s employment is terminated without cause or if the executive resigns with good reason within one year following a CIC, or if an executive dies, becomes disabled or has a qualifying retirement, all otherwise unvested restricted common share rights will then vest and shares will be delivered in respect thereof.

Under the terms of our performance unit programs, in the event of a CIC, death, disability or qualifying retirement while a performance unit is outstanding, the applicable measurement period will be truncated and the performance units will then be settled based on actual performance through that time (and subject to pro-ration in the case of qualifying retirement).

Similarly, in the event of CIC during the performance period applicable to an outperformance share, the performance period will be truncated and the number of outperformance shares earned will then be determined (with such adjustments to the performance measures as the Committee then deems appropriate). Any earned outperformance shares will then remain subject to the same time vesting requirements that generally apply to outperformance shares.

In the event of a death, disability or qualifying retirement during the performance period applicable to an outperformance share, a pro-rata portion of those outperformance shares will remain outstanding and be earned (or not) based on actual performance through the end of the applicable performance period. In these cases, any earned shares will be delivered promptly following the performance determination. In the event of a death, disability or qualifying retirement following the performance period applicable to an outperformance share, any then remaining time vesting requirements will be waived.

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Potential Payments Upon Termination of Employment or Change-in-Control

The table below was prepared as though the triggering event listed below the name of each named executive officer occurred on December 31, 2021. Assumptions are noted in the footnotes to the table.

Current Executive Name		Severance Amount	Value of Unvested Equity Awards (2)	Medical and Life Insurance	Tax Gross-Up	Total
Gerard H. Sweeney
◾	Retirement	$0	$3,029,305	$0	n/a	$3,029,305
◾	Non-renewal of employment agreement at Company election	$2,100,000	$3,029,305	$15,361	n/a	$5,144,666
◾	Involuntary or good reason termination (not in connection with change in control)	$6,279,000	$3,029,305	$46,082	n/a	$9,354,388
◾	Death	$6,279,000	$6,645,976	$0	n/a	$12,924,976
◾	Disability	$750,000 (1)	$6,645,976	$15,361	n/a	$7,411,337
◾	Involuntary or good reason termination (in connection with change in control)	$6,279,000	$6,645,976	$46,082	$0	$12,971,058
Thomas E. Wirth
◾	Death	$0	$2,826,515	$0	n/a	$2,826,515
◾	Disability	$0	$2,826,515	$0	n/a	$2,826,515
◾	Involuntary or good reason termination (in connection with change in control)	$1,820,000	$2,826,515	$46,818	n/a	$4,693,333
H. Jeffrey DeVuono
◾	Death	$0	$2,078,482	$0	n/a	$2,078,482
◾	Disability	$0	$2,078,482	$0	n/a	$2,078,482
◾	Involuntary or good reason termination (in connection with change in control)	$1,660,000	$2,078,482	$48,610	n/a	$3,787,092
George D. Johnstone
◾	Retirement	$0	$583,045	$0	n/a	$583,045
◾	Death	$0	$1,337,590	$0	n/a	$1,337,590
◾	Disability	$0	$1,337,590	$0	n/a	$1,337,590
◾	Involuntary or good reason termination (in connection with change in control) (3)	$1,312,500	$1,337,590	$46,818	n/a	$2,696,909
William D. Redd
◾	Retirement	$0	$649,529	$0	n/a	$649,529
◾	Death	$0	$1,446,150	$0	n/a	$1,446,150
◾	Disability	$0	$1,446,150	$0	n/a	$1,446,150
◾	Involuntary or good reason termination (in connection with change in control) (3)	$1,330,000	$1,446,150	$18,800	n/a	$2,794,950

(1)	This amount would be subject to reduction by the amount of any disability insurance proceeds receivable by Mr. Sweeney in the year following the cessation of his employment due to disability.

(2)

Represents the aggregate value of unvested equity awards as of December 31, 2021 that would vest upon a change of control coupled with a qualifying termination of employment, death, disability or qualifying retirement and, in the case of Mr. Sweeney, his termination without cause or resignation for good reason (not in connection with a change in control). With respect to the performance unit awards, the CIC amount is predicated only upon the occurrence of a CIC (with or without an involuntary or good reason termination) and would be determined based on actual performance through the date of the CIC. For Messrs. Wirth and DeVuono, unvested equity awards include both restricted common share rights and performance units. For Messrs. Sweeney, Johnstone and Redd, unvested equity awards exclude restricted common share rights that are already non-forfeitable because they are retirement eligible. We computed the value of the accelerated equity awards using the closing price of our common shares on December 31, 2021 (the last trading day of 2021) ($13.42) and, in the case of the performance units and outperformance shares subject to open performance periods, based on actual period to date

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performance through December 31, 2021, as follows: 2020-2022 performance units, assuming payout at 180% of target; 2021-2023 performance units, assuming payout at 200% of target; 2020 outperformance shares, assuming no payout; and 2021 outperformance shares, assuming no payout. See “Compensation Discussion and Analysis - Discussion - Vesting and Forfeiture Restrictions.”

(3)	Computed based upon a 1.75 multiple in effect as of December 31, 2021. The multiple was increased to 2.00, effective as of February 22, 2022.

Equity Compensation Plan Information as of December 31, 2021

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c)) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	2,815,279 (1)	$13.42 (2)(3)	6,005,950 (4)

Equity compensation plans not approved by security holders	—	—	—
Total	2,815,279	$13.42	6,005,950

(1)

Relates to awards outstanding under our Amended and Restated 1997 Long-Term Incentive Plan (most recently approved by shareholders in May 2017), options awarded prior to adoption of the Amended and Restated 1997 Long-Term Incentive Plan, and shares deferred under our Deferred Compensation Plan. For this purpose: (i) 890,448 outstanding performance units are reflected at target and (ii) 233,484 shares are included in respect of the outperformance feature of restricted common share rights awards (“outperformance shares”) assuming threshold performance.

(2)

Does not take into account 474,978 restricted common share rights, 890,448 performance units (measured at target), 233,484 outperformance shares (measured at threshold) or 1,169,703 shares deferred under our Deferred Compensation Plan, as they do not have an exercise price.

(3)

The weighted average remaining term of the options as of December 31, 2021 was approximately 1 year (assuming a 15 year term from the grant date for 46,667 of the outstanding options that do not have a stated expiration date).

(4)

Includes 5,344,816 available under our Amended and Restated 1997 Long-Term Incentive Plan and 661,134 shares available under our Employee Share Purchase Plan (this applies the same assumptions stated above in footnote 1 with respect to performance units and outperformance shares subject to open performance periods).

Employee Share Purchase Plan

Our shareholders approved the 2007 Non-Qualified Employee Share Purchase Plan (the “ESPP”) in May 2007. The number of common shares reserved and initially available for issuance under the ESPP is 1,250,000.

The ESPP is intended to provide eligible employees with a convenient means to purchase common shares through payroll deductions and voluntary cash investments. All of our full-time and qualified part-time employees are eligible to participate in the ESPP beginning on the first day of the quarterly purchase period that begins on, or next following, their date of hire. At December 31, 2021, approximately 321 persons were eligible to participate in the ESPP, including 26 officers and all of our other full-time and qualified part-time employees. Part-time employees must be scheduled to work at least 20 hours per week to qualify for participation under the ESPP.

Prior to each purchase period, a participant may specify the contributions the participant proposes to make for the purchase period. Such contributions will be expressed as a stated whole percentage (ranging from 1% to 20%) of the participant’s compensation payable during the purchase period (including base salary, bonus, commissions and other

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compensation processed through our regular payroll system) that we are authorized to deduct during the purchase period to purchase common shares for the participant’s account under the ESPP. A participant may withdraw (without interest) at any time on or before the last day of a purchase period all or any of the contributions credited to his or her account. In addition, a participant may amend or revoke his or her election at any time prior to a purchase period, and a participant may amend or revoke his or her election during a purchase period to reduce or stop his or her contributions. The account balance of any participant who terminates employment during a purchase period before the last day of the purchase period will be automatically returned without interest to the participant. At the end of each purchase period, the amounts accumulated for each participant will be used to purchase common shares at a price equal to 85% (or such higher percentage set by the Compensation Committee) of the average closing price of the common shares as reported on the New York Stock Exchange during the purchase period. The ESPP Plan Year begins June 1 and extends to the next following May 31. Purchase periods have a duration of three months, ending on each of February 28, May 31, August 31 and November 30. Under the plan document the maximum contribution by each participant for any Plan Year may not exceed $50,000. The ESPP does not qualify as an “employee stock purchase plan” within the meaning of section 423 of the Internal Revenue Code.

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Pay Ratio Disclosure

The disclosure of CEO pay ratio is required under the Dodd-Frank Act. Our CEO to median employee pay ratio is calculated in accordance with SEC requirements. We identified the median employee by examining the annual compensation for all employees, excluding our CEO, who were employed by Brandywine on December 31, 2020. We included all employees, whether employed on a full-time, part-time, seasonal or temporary basis. We annualized the compensation for any full-time employee at December 31, 2020 who was not employed by Brandywine for all of fiscal 2020. ADP payroll records were used to determine all payments made to the median employee. Compensation used to identify the median employee was base salary/base wages, including regular earnings, straight time, overtime, short-term disability and paid parental, vacation and sick leave. The methodology was consistently applied for all employees on our payroll as of December 31, 2020. We continue to use the same median employee that we identified based on 2020 compensation data because there has been no change to our employee population or employee compensation arrangements that we believe would result in a significant change in our CEO pay ratio.

After we identified our median employee, we calculated his or her 2021 total compensation using the same methodology we use for our named executive officers, as set forth in the Summary Compensation Table that appears earlier in this proxy statement.

Brandywine’s CEO pay is designed to provide a competitive CEO pay package with significant performance-based pay in a highly competitive CEO talent market. Median employee pay represents Brandywine’s compensation to employees at various rates based on competitive labor markets. The table below sets forth: (i) the median of the 2021 total compensation of all of our employees (excluding our CEO), as determined under SEC rules; (ii) the 2021 total compensation of our CEO; and (iii) the ratio of our CEO’s 2021 total compensation to the median of the 2021 total compensation of all other employees. As indicated in the table, the ratio of our CEO’s annual total compensation to the median annual total compensation of all other employees is 67.44:1.

Principal Position	Year	Salary	Share Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total

CEO	2021	$750,000	$3,375,006	$1,950,000	$14,038	$6,089,044

Median Employee	2021	$75,953	$4,996	$8,000	$1,342	$90,291

					Ratio	67.44:1

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Terrapin Development Company, in partnership with the University of Maryland College Park, **selected Brandywine to develop a $300 million, world-class, mixed-use neighborhood spanning five acres** within the University of Maryland's Discovery District — the epicenter of academic, research and economic catalysts in Greater College Park.

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Proposal 2: Ratification of the

Appointment of Independent

Registered Public Accounting Firm

The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. PricewaterhouseCoopers LLP was first engaged as our independent registered public accounting firm in June 2003 and has audited our financial statements for fiscal 2002 through and including 2021.

In selecting PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, the Audit Committee considered a number of factors, including: (i) the professional qualifications of PricewaterhouseCoopers LLP, the lead audit partner and other key engagement team members; (ii) the results of management’s and the Audit Committee’s annual evaluations of the performance and independence of PricewaterhouseCoopers LLP; (iii) the quality of the Audit Committee’s ongoing discussions with PricewaterhouseCoopers LLP, including the professional resolution of accounting and financial reporting matters with the national office; and (iv) the appropriateness of PricewaterhouseCoopers LLP’s fees in light of our size and complexity.

Although shareholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or otherwise, our Board has decided to afford our shareholders the opportunity to express their opinions on the matter of our independent registered public accounting firm. Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of all votes cast on the matter. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in our best interests and those of our shareholders. If our shareholders do not ratify the appointment, the Audit Committee will take that fact into consideration, together with such other information as it deems relevant, in determining its next selection of an independent registered public accounting firm.

Representatives of PricewaterhouseCoopers LLP will be present at the Meeting to make any statement they may desire and to respond to appropriate questions from shareholders.

The Board of Trustees unanimously recommends a vote FOR Proposal 2 to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2022.

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Fees to Independent Registered

Public Accounting Firm

Audit Fees. For 2021, we incurred audit fees of $1,233,000 in aggregate payable to our independent registered public accounting firm, PricewaterhouseCoopers LLP. These fees include: (i) recurring audit and quarterly review fees of $1,133,000 for us, our operating partnership and our affiliates and (ii) fees of $100,000 related to the adoption and auditing of new accounting pronouncements and other nonrecurring items. For 2020, we incurred audit fees of $1,225,115 in aggregate payable to our independent registered public accounting firm, PricewaterhouseCoopers LLP. These fees include: (i) recurring audit and quarterly review fees of $1,100,000 for us, our operating partnership and our affiliates and (ii) fees of $125,115 related to the adoption and auditing of new accounting pronouncements and other nonrecurring items.

Audit-Related Fees. For 2021 and 2020, we did not incur audit-related fees.

Tax Fees. We did not pay PricewaterhouseCoopers LLP fees for tax services in 2021 or 2020 or engage PricewaterhouseCoopers LLP for tax services in 2021 or 2020.

All Other Fees. We did not engage PricewaterhouseCoopers LLP for other services in 2021 or 2020.

Pre-Approval Policy. All services provided by PricewaterhouseCoopers LLP in 2021 and 2020 were pre-approved by our Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee has adopted a pre-approval policy for services provided by the independent registered public accounting firm. Under the policy, the Audit Committee has pre-approved the provision by the independent registered public accounting firm of services that fall within specified categories (such as statutory audits or financial audit work for subsidiaries, services associated with SEC registration statements and consultations by management as to accounting interpretations) but only up to specified dollar amounts. Any services that exceed the pre-approved dollar limits, or any services that fall outside of the general pre-approved categories, require specific pre-approval by the Audit Committee. If the Audit Committee delegates pre-approval authority to one or more of its members, the member would be required to report any pre-approval decisions to the Audit Committee at its next meeting.

We have been advised by PricewaterhouseCoopers LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or any of our subsidiaries.

Report of the Audit Committee

The Audit Committee is comprised of independent trustees as required by the listing standards of the New York Stock Exchange. The role of the Audit Committee is to appoint, retain, and oversee our independent registered public accounting firm, which is currently PricewaterhouseCoopers LLP, and to oversee Brandywine’s financial reporting process on behalf of the Board of Trustees. Management of Brandywine has the primary responsibility for the preparation of Brandywine’s consolidated financial statements as well as executing Brandywine’s financial reporting process, principles, and internal controls. The independent registered public accounting firm is responsible for performing an audit of

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Brandywine’s consolidated financial statements and internal controls over financial reporting, and expressing an opinion as to the conformity of such consolidated financial statements with US generally accepted accounting principles, and management’s assessment of and the effectiveness of Brandywine’s internal controls over financial reporting.

During fiscal year 2021, the Audit Committee of the Board of Trustees reviewed the quality and integrity of Brandywine’s consolidated financial statements, the effectiveness of Brandywine’s system of internal control over financial reporting, Brandywine’s compliance with legal and regulatory requirements, the qualifications and independence of Brandywine’s independent registered public accounting firm, the performance of Brandywine’s internal audit function and independent registered public accounting firm and other significant financial matters.

The Audit Committee’s work is guided by a written charter that the Board has approved. The Audit Committee regularly reviews its charter to ensure that it is meeting all relevant audit committee policy requirements of the SEC, the Public Company Accounting Oversight Board and the New York Stock Exchange. You can access the Audit Committee charter by clicking on “Corporate Governance” in the “Investor” section of Brandywine’s Internet site at www.brandywinerealty.com or by writing to Brandywine at Brandywine Realty Trust, 2929 Arch Street, Suite 1800, Philadelphia, Pennsylvania 19104, Attention: Shawn Neuman.

The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP, Brandywine’s independent registered public accounting firm, the audited consolidated financial statements of Brandywine and its operating partnership and their internal controls over financial reporting. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by AS 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board and approved by the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from Brandywine. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements of Brandywine and its operating partnership be included in their Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and be filed with the SEC.

Submitted by:

H. Richard Haverstick, Jr. (Chair)

James C. Diggs

Michael J. Joyce

Terri A. Herubin

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3020

We continuously strive to maintain healthy and high-performance buildings for our tenants. This year alone, our **3020 Market Street, Cira Centre and Bulletin Building properties all achieved BOMA 360 Performance Building designations,** outperforming the competition across all areas of operations and management.

Cira Centre earned the UL Healthy Building IAQ Verification Mark, providing third-party verification of our commitment to indoor air quality.

The Bulletin Building also achieved Fitwel certification, the world's leading certification system committed to building health for all®.

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2022 PROXY STATEMENT

Proposal 3:

Advisory Vote on

Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, requires us to enable our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail above under the heading “Executives and Executive Compensation - Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain and motivate our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of annual and long-term strategic and corporate goals, and the realization of increased shareholder value. Please read the “Compensation Discussion and Analysis” and “Compensation Tables and Related Information” for additional details about our executive compensation programs, including information about the fiscal year 2021 compensation of our named executive officers.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory and non-binding basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2021 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on us, our Board of Trustees, or its Compensation Committee. Our Board of Trustees and its Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Trustees unanimously recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

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Other Information

Security Ownership of Certain Beneficial Owners and Management

The following table shows the number of common shares (and common shares for which Class A Units of Brandywine Operating Partnership, L.P. may be exchanged) beneficially owned as of March 7, 2022 by each Trustee to the Board, by each named executive officer, by all Trustees and executive officers as a group, and by each person known to us to be the beneficial owner of more than 5% of the outstanding common shares. Except as indicated below, to our knowledge, all of such common shares are owned directly, and the indicated person has sole voting and investment power.

Name and Business Address of Beneficial Owner (1)	Number of Common Shares	Percentage of Common Shares

BlackRock, Inc. (2)	33,221,207	19.38%

The Vanguard Group, Inc. (3)	28,106,855	16.40%

State Street Corporation (4)	11,773,105	6.87%

JPMorgan Chase & Co. (5)	11,010,680	6.42%

Gerard H. Sweeney (6)	1,698,343	*

Thomas E. Wirth (7)	245,127	*

Henry J. DeVuono (8)	230,487	*

George D. Johnstone (9)	279,557	*

William D. Redd (10)	165,231	*

Michael J. Joyce	87,040	*

Reginald DesRoches	6,939	*

James C. Diggs	59,355	*

H. Richard Haverstick, Jr.	40,840	*

Terri A. Herubin	29,277	*

Charles P. Pizzi	73,683	*

All Trustees and Executive Officers as a Group (13 persons)	3,022,846	1.76%

* Less than one percent.

(1)	Unless indicated otherwise, the business address of each person listed is 2929 Arch Street, Suite 1800, Philadelphia, Pennsylvania 19104.

(2)

Information regarding beneficial ownership of our common shares by BlackRock, Inc. is included herein based on Amendment No. 11 to Schedule 13G filed with the SEC on January 27, 2022, relating to such shares beneficially owned as of December 31, 2021. BlackRock, Inc. has an address of 55 East 52nd Street, New York, New York 10055. Such report provides that BlackRock, Inc. is the beneficial owner of 33,221,207 common shares and has sole dispositive power over all of such shares and sole power to vote 30,964,294 of such shares.

(3)

Information regarding beneficial ownership of our common shares by The Vanguard Group, Inc. is included herein based on Amendment No. 16 to Schedule 13G filed with the SEC on February 9, 2022, relating to such shares beneficially owned as of December 31, 2021. Vanguard has an address of 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Such report provides that The Vanguard Group, Inc. is the beneficial owner, in aggregate, of 28,106,855 common shares, with sole dispositive power over 27,640,829 of such shares and shared dispositive power over 466,026 of such shares and with sole power to vote none of such shares and shared power to vote 305,101 of such shares.

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2022 PROXY STATEMENT

(4)

Information regarding beneficial ownership of our common shares by State Street Corporation is included herein based on the Amendment to Schedule 13G filed with the SEC on February 10, 2022, relating to such shares beneficially owned as of December 31, 2021. State Street Corporation has an address of One Lincoln Street, Boston, Massachusetts 02111. Such report provides that State Street Corporation is the beneficial owner of 11,773,105 common shares with shared dispositive power over all of such shares and shared power to vote 10,314,313 of such shares.

(5)

Information regarding beneficial ownership of our common shares by JPMorgan Chase & Co. is included herein based on Schedule 13G filed with the SEC on January 19, 2022, relating to such shares beneficially owned as of December 31, 2021. JPMorgan Chase & Co. has an address of 383 Madison Avenue, New York, New York 10179. Such report provides that JPMorgan Chase & Co. is the beneficial owner, in aggregate, of 11,010,680 common shares, with sole dispositive power over 11,010,075 of such shares and shared dispositive power over 15 of such shares and with sole power to vote 9,760,721 of such shares and shared power to vote none of such shares.

(6)

Includes (a) 1,024,286 common shares, (b) 46,666 common shares subject to vested options, (c) 238,849 common shares subject to restricted common share rights (of which 169,566 are not forfeitable due to the executive’s retirement eligibility but subject to delayed delivery), and (d) 388,542 common shares credited to Mr. Sweeney’s account in the deferred compensation plan.

(7)

Includes (a) 69,065 common shares, (b) 24,001 common shares subject to restricted common share rights vesting within 60 days, and (c) 152,061 common shares credited to Mr. Wirth’s account in the deferred compensation plan.

(8)

Includes (a) 36,260 common shares, (b) 17,122 common shares subject to restricted common share rights vesting within 60 days, and (c) 177,105 common shares credited to Mr. DeVuono’s account in the deferred compensation plan.

(9)

Includes (a) 101,960 common shares, (b) 52,142 common shares subject to restricted common share rights (of which 37,960 are not forfeitable due to executive’s retirement eligibility but subject to delayed delivery), and (c) 125,455 common shares credited to Mr. Johnstone’s account in the deferred compensation plan.

(10)

Includes (a) 108,039 common shares, (b) 54,811 common shares subject to restricted common share rights (of which 39,500 are not forfeitable due to the executive’s retirement eligibility but subject to delayed delivery), and (c) 2,381 common shares credited to Mr. Redd’s account in the deferred compensation plan.

Certain Relationships and Related Party Transactions

Other than compensation and other arrangements described above under “Trustee Compensation,” “Executives and Executive Compensation” and as set forth below, since January 1, 2021, there was not, nor is there currently planned, any transaction or series of similar transactions to which we were or will be a party in which:

➣	the amount involved exceeded or will exceed $120,000; and

➣	any trustee, nominee, executive officer, holder of more than 5% of our common shares or any member of their immediate family had or will have a direct or indirect material interest.

We refer to these types of transactions as “related party transactions.”

Policies and Procedures for Review, Approval or Ratification of Related Party Transactions

Our Audit Committee’s charter provides for review by the Audit Committee of related party transactions. In addition, our Declaration of Trust provides for approval of transactions in which any of our Trustees has an interest by a majority of our Trustees who have no interest in the transaction. Therefore, related party transactions with a Trustee require both review by our Audit Committee and approval by a majority of our Trustees who have no interest in the transaction. While our Declaration of Trust and our Audit Committee charter do not dictate the criteria or standards that our Trustees must

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follow in approving related party transactions, the Audit Committee and other independent Trustees will consider the relevant facts and circumstances available and deemed relevant, including, but not limited to, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a Trustee’s independence. Accordingly, our Trustees consider related party transactions in light of their duties under Maryland law.

Related Party Employment

Kathleen Sweeney-Pogwist, who has served as a Senior Vice President of Leasing of the Company (a non-executive officer position) since 2006, is the sister of Gerard H. Sweeney, our President and Chief Executive Officer. From 1998 to 2006, Ms. Sweeney-Pogwist was a leasing agent for the Company. Ms. Sweeney-Pogwist’s employment with the Company, in light of her relationship to Mr. Sweeney, has been reviewed and approved by our independent Trustees each year. Ms. Sweeney-Pogwist earned total compensation of approximately $382,456 in 2021, comprised of base salary and commissions paid based on leasing activity and business plan achievement in accordance with the Company’s standard commission practices as applied to each of our leasing agents. Ms. Sweeney-Pogwist’s compensation structure is consistent with other leasing personnel with similar responsibilities. The Company believes that the above employment relationship is in our best interests and on terms no less favorable to us than could have been obtained in arms-length negotiations with unaffiliated third parties.

Proposals Pursuant to SEC Rule 14a-8

Under rules of the Securities and Exchange Commission, any of our shareholders wishing to have a proposal considered for inclusion in our 2023 proxy solicitation materials must set forth such proposal in writing and file it with our Secretary on or before the close of business on December 1, 2022. However, if the date of the 2023 Annual Meeting is more than 30 days before or after May 18, 2023, then the deadline for submitting any shareholder proposal for inclusion in the proxy materials relating to such Annual Meeting will be a reasonable time before we begin to print or mail such proxy materials. The inclusion of any such shareholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, including Rule 14a-8.

Proxy Access Trustee Nominees

Pursuant to the proxy access provisions of our Bylaws, our shareholders are entitled to nominate and include in our proxy materials Trustee nominees, provided that the eligibility and procedural requirements specified in our Bylaws, including advance notice requirements, are satisfied. The notice must be delivered to the Secretary at our principal executive offices, at the address set forth above, not less than 120 days nor more than 150 days prior to the anniversary of the date of our proxy statement in connection with the most recent annual meeting of shareholders. As a result, any notice given by a shareholder pursuant to the proxy access provisions of our Bylaws with respect to the 2023 Annual Meeting must be received no earlier than the close of business on November 1, 2022, and no later than the close of business on December 1, 2022. However, in the event that the date of the 2023 Annual Meeting is more than 30 days before or after May 18, 2023, then the notice, to be timely, must be delivered not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the date of the 2023 Annual Meeting (or, if the first public announcement of the meeting is less than 160 days prior to the date of the meeting, the tenth day following the day on which the meeting is publicly announced).

The complete requirements for submitting a nominee for inclusion in our proxy materials are set forth in our Bylaws, a copy of which may be obtained upon request directed to the Secretary at our principal executive offices at the address set forth above or on our website (www.brandywinerealty.com).

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Other Proposals and Nominees

Any shareholder who wishes to propose any business to be considered by the shareholders at the 2023 Annual Meeting or who wants to nominate a person for election to the Board of Trustees at that meeting, other than (i) a proposal for inclusion in the Proxy Statement pursuant to Securities and Exchange Commission regulations or (ii) pursuant to the proxy access Bylaw provisions, in each case as described above, must provide a written notice that sets forth the specified information described in our Bylaws concerning the proposed business or nominee. The notice must be delivered to the Secretary at our principal executive offices, at the address set forth above, not less than 120 days nor more than 150 days prior to the anniversary of the date of our proxy statement in connection with the most recent annual meeting of shareholders. As a result, any notice given by a shareholder pursuant to the proxy access provisions of our Bylaws with respect to the 2023 Annual Meeting must be received no earlier than the close of business on November 1, 2022, and no later than the close of business on December 1, 2022. However, in the event that the date of the 2023 Annual Meeting is more than 30 days before or after May 18, 2023, then the notice, to be timely, must be delivered not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the date of the 2023 Annual Meeting (or, if the first public announcement of the meeting is less than 160 days prior to the date of the meeting, the tenth day following the day on which the meeting is publicly announced).

The complete requirements for the notice are set forth in our Bylaws, a copy of which may be obtained upon request directed to the Secretary at our principal executive offices at the address set forth above or on our website (www.brandywinerealty.com).

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of trustee nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 19, 2023.

Review of Shareholder Proposals; Other Business

Our Board of Trustees will review any shareholder proposals and nominations that are made according to the procedures described above and, with the assistance of the Secretary, will determine whether such proposals and nominations meet applicable criteria for inclusion in our proxy solicitation materials or consideration at the Annual Meeting. In addition, we retain discretion to vote proxies on matters of which we are not properly notified at our principal executive offices on or before the close of business on the applicable shareholder proposal filing deadline and also retain that authority under certain other circumstances.

We know of no business that will be presented at the Meeting other than as set forth in this Proxy Statement and our Bylaws do not allow proposals to be presented at the Meeting unless they were properly presented to us prior to December 1, 2021. However, if other matters should properly be presented at the Meeting, it is the intention of the persons named in the proxy card to vote in accordance with their best judgment on such matters.

Expenses of Solicitation

The expense of solicitation of proxies on behalf of the Trustees, including printing and postage, will be paid by us. Request will be made of brokerage houses and other custodians, nominees and fiduciaries to forward the solicitation material, at our expense, to the beneficial owners of common shares held of record by such persons. In addition to being solicited through the mails, proxies may also be solicited personally or by telephone by our Trustees and officers. In addition, we have engaged Georgeson Inc. to solicit proxies for the Meeting. We have agreed to pay $8,500 plus out-of-pocket expenses of Georgeson Inc. for these services.

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International Dr
1676

Following the building's reimagination, **1676 International became the first Fitwel 2 Certified Multi-Tenant building in the state of Virginia**, showcasing the prioritization of wellness in the design and development process. **1676 International also received the 2021 NAIOP Northern Virginia Deal of the Year** for Guidehouse's new 75,000 SF Global Headquarters, the largest new lease in Tysons Corner since 2019.

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83

2022 PROXY STATEMENT

Appendix A: Reconciliation of Non-GAAP

Financial Measures to GAAP Measures

(unaudited, in thousands)

Twelve Months Ended December 31, 2021

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS

Net income attributable to common shareholders	$11,868

Add (deduct):

◾ Net income attributable to non-controlling interests - LP units	80

◾ Nonforfeitable dividends allocated to unvested restricted shareholders	421

◾ Net gain on real estate venture transactions	(2,973)

◾ Net gain on disposition of real estate	(142)

◾ Company’s share of impairment of an unconsolidated real estate venture	696
◾ Depreciation and amortization:

Real property	144,261

Leasing costs including acquired intangibles	31,698

Company’s share of unconsolidated real estate ventures	52,455

Partners’ share of consolidated real estate ventures	(20)

Funds from operations	$238,344

◾ Funds from operations allocable to unvested restricted shareholders	(705)

Funds from operations available to common share and unit holders (FFO)	$237,639

FFO per share - fully diluted	$1.37

Plus: capital market, transactional items and other	(5,379)

FFO, excluding capital market, transaction items and other	$232,260

FFO per share, excl. capital market, transaction items and other - fully diluted	$1.34
Weighted-average shares/units outstanding - fully diluted	173,165,898

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84

BRANDYWINE REALTY TRUST

BRANDYWINE REALTY TRUST

CASH AVAILABLE FOR DISTRIBUTION

Funds from operations available to common share and unit holders	$237,639

Add (deduct):

◾ Rental income from straight-line rent net of straight-line rent termination fees	(13,486)

◾ Amortization of tenant inducements	983

◾ Deferred market rental income	(5,377)

◾ Company’s share of unconsolidated real estate ventures’ straight-line & deferred market rent	(8,669)

◾ Straight-line ground rent expense	1,122

◾ Stock-based compensation costs	7,280

◾ Net gain on sale of undepreciated real estate	(2,903)

◾ Income tax provision	47

Subtotal certain items	(21,003)

Less: Revenue maintaining capital expenditures

◾ Building improvements	(6,215)

◾ Tenant improvements	(25,269)

◾ Lease commissions	(13,548)

Total revenue maintaining capital expenditures	$(45,032)

Cash available for distribution (CAD)	$171,604

Total distributions paid	130,929

Distributions paid per common share	$0.76

CAD payout ratio (Distributions paid per common share /CAD)	76.3%

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85

2022 PROXY STATEMENT

BRANDYWINE REALTY TRUST SAME STORE

OPERATIONS - TWELVE MONTHS

(unaudited and in thousands)

Of the 81 properties owned by the Company as of December 31, 2021, a total of 73 properties (“Same Store Properties”) containing an aggregate of 12.5 million net rentable square feet were owned for the entire twelve-month periods ended December 31, 2021 and 2020. Average occupancy for the Same Store Properties was 90.2% during 2021 and 91.2% during 2020. The following table sets forth revenue and expense information for the Same Store Properties:

Twelve Months Ended December 31

	2021	2020
REVENUE
◾ Rents	$422,173	$417,233
◾ Other	943	870
TOTAL REVENUE	423,116	418,103
Operating expenses
◾ Property operating expenses	108,957	106,643
◾ Real estate taxes	50,470	50,389
Net operating income	$263,689	$261,071
Net operating income - percentage change over prior year	1.0%
Net operating income, excluding other items	$260,598	$259,600
Net operating income, excluding other items - percentage change over prior year	0.4%
NET OPERATING INCOME	$263,689	$261,071
◾ Straight line rents & other	(10,218)	(14,336)
◾ Above/below market rent amortization	(3,900)	(4,316)
◾ Amortization of tenant inducements	983	829
◾ Non-cash ground rent expense	820	835
CASH - NET OPERATING INCOME	$251,374	$244,083
Cash - Net operating income - percentage change over prior year	3.0%
Cash - Net operating income, excluding other items	$246,695	$240,540
Cash - Net operating income, excluding other items - percentage change over prior year	2.6%

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86

BRANDYWINE REALTY TRUST

Twelve Months Ended December 31

	2021	2020

Net income:	$12,366	$307,326

Add/(deduct):

◾ Interest income	(8,295)	(1,939)

◾ Interest expense	62,617	73,911

◾ Interest expense - amortization of deferred financing costs	2,836	2,904

◾ Equity in loss of unconsolidated real estate ventures	26,697	18,584

◾ Net gain on real estate venture transactions	(2,973)	(75)

◾ Net gain on disposition of real estate	(142)	(289,461)

◾ Net gain on sale of undepreciated assets	(2,903)	(201)

◾ Depreciation and amortization	178,105	188,283

◾ General & administrative expenses	30,153	30,288

◾ Income tax provision (benefit)	47	(224)

Consolidated net operating income	298,508	329,396

Less: Net operating income of non-same store properties and elimination of non-property specific operations	(34,819)	(68,325)

Same store net operating income	$263,689	$261,071

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87

2022 PROXY STATEMENT

Twelve Months Ended December 31, 2021

EBITDA COVERAGE RATIOS

Net income			$12,366

Add (deduct):

◾	Net gain on disposition of real estate		(142)

◾	Net gain on real estate venture transactions		(2,973)

◾	Income tax provision		47

◾	Provision for impairment on investment in unconsolidated real estate venture		696

◾	Interest expense		62,617

◾	Interest expense - amortization of deferred financing costs		2,836

◾	Interest expense - share of unconsolidated real estate ventures		16,297

◾	Depreciation and amortization		178,105

◾	Depreciation and amortization - share of unconsolidated real estate ventures		52,455

NAREIT EBITDA			$322,304
	Capital market, transactional and other items

◾	Net gain on sale of undepreciated real estate		(2,903)

◾	Stock-based compensation costs		7,280

◾	Liability management (buybacks, tenders and prepayments)		337

◾	Preferred equity partners’ share of EBITDA		1,897

◾	Partners’ share of consolidated real estate ventures interest expense		(4)

◾	Partners’ share of consolidated real estate ventures depreciation and amortization		(20)

EBITDA, excluding capital market, transactional and other items			$328,891

EBITDA, excluding capital market, transactional and other items/Total revenue			67.6%

◾	Interest expense (from above)		62,617

◾	Interest expense - share of unconsolidated real estate ventures		16,297

◾	Interest expense - partners’ share of consolidated real estate ventures		(4)

Total interest expense		(a)	$78,910

◾	Scheduled mortgage principal payments - share of unconsolidated real estate ventures		4,637

Total scheduled mortgage principal payments		(b)	$4,637

EBITDA (excluding capital market, transactional and other items) coverage ratios:

◾	Interest coverage ratio = EBITDA divided by (a)		4.2

◾	Debt service coverage ratio = EBITDA divided by (a) + (b)		3.9

◾	Ratio of net debt (including the Company’s share of unconsolidated real estate venture net debt) to annualized quarterly EBITDA, excluding capital market, transaction, and other items		6.5

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88

BRANDYWINE REALTY TRUST

Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly-traded, full-service, integrated real estate companies in the United States, with a core focus in the Philadelphia, PA, Austin, TX, and Washington, D.C. markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio.

Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. Our deep commitment to our communities was recognized by NAIOP when we were presented with the Developer of the Year Award—the highest honor in the commercial real estate industry.

FSC code

BDN LISTED NYSE

866.426.5400
brandywinerealty.com

BRANDYWINE REALTY TRUST 2929 ARCH STREET SUITE 1800 PHILADELPHIA, PA 19104

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/BDN2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D69425-P67914 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRANDYWINE REALTY TRUST
The Board of Trustees recommends you vote FOR the following:
1. Election of Trustees
Nominees:	For	Against	Abstain

1a. Reginald DesRoches	☐	☐	☐	The Board of Trustees recommends you vote FOR proposals 2 and 3.	For	Against	Abstain

1b. James C. Diggs	☐	☐	☐	2. Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2022.	☐	☐	☐
1c. H. Richard Haverstick, Jr.	☐	☐	☐

1d. Terri A. Herubin	☐	☐	☐	3. Provide a non-binding, advisory vote on our executive compensation.	☐	☐	☐

1e. Michael J. Joyce	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof shall be voted by the proxies appointed hereby in their discretion on the matter.
1f. Charles P. Pizzi	☐	☐	☐

1g. Gerard H. Sweeney	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — —

D69426-P67914

Brandywine Realty Trust Annual Meeting of Shareholders

May 18, 2022 at 10:00 a.m. EDT

The Logan Hotel

One Logan Square

Philadelphia, PA 19103

Shareholders may also attend online at:

www.virtualshareholdermeeting.com/BDN2022

Proxy Solicited on Behalf of the Board of Trustees

The undersigned shareholder of Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”), hereby appoints Gerard H. Sweeney and Charles P. Pizzi, and each of them, acting individually, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Shareholders of Brandywine Realty Trust to be held at 10:00 a.m. EDT on May 18, 2022, and at any postponement or adjournment thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast at such meeting and otherwise represent the undersigned at the meeting with all powers the undersigned would possess if personally present at the meeting.

This Proxy is solicited on behalf of the Board of Trustees. When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. If this Proxy is executed but no direction is made, this Proxy will be voted “FOR” the election of all trustees and “FOR” each of proposals 2 and 3. This Proxy also delegates discretionary authority with respect to any other business which may properly come before the meeting or any postponement or adjournment thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the accompanying Proxy Statement and revokes any Proxy previously submitted with respect to the meeting.

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS

Continued and to be signed on reverse side